     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 1997
                                            REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                        MERIDIAN INDUSTRIAL TRUST, INC.

             (Exact name of registrant as specified in its charter)

           MARYLAND                        94-3224765
   (State of Organization)              (I.R.S. Employer
                                     Identification Number)

                         455 MARKET STREET, 17TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94105
                                 (415) 281-3900

                    (Address of principal executive offices)
                            ------------------------

          Allen J. Anderson                             Copies to:
 Chairman and Chief Executive Officer            Michael D. Wortley, Esq.
   Meridian Industrial Trust, Inc.                Vinson & Elkins L.L.P.
    455 Market Street, 17th Floor              2001 Ross Avenue, Suite 3700
   San Francisco, California 94105                 Dallas, Texas 75201
    (Name and address of agent for                    (214) 220-7700
               service)

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after the Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF SECURITIES TO              AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
            BE REGISTERED                 BE REGISTERED        PER UNIT(1)      OFFERING PRICE(2)    REGISTRATION FEE
Debt Securities(4)....................
Preferred Stock, par value $0.001 per
  share(5)............................         (3)                 (3)                 (3)                 (3)
Common Stock, par value $0.001 per
  share(6)............................
Warrants(7)...........................
  Total...............................   $600,000,000(8)           100%          $600,000,000(8)       $181,818.00

                                                 FOOTNOTES TO TABLE ON NEXT PAGE

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

FOOTNOTES FROM PREVIOUS PAGE

(1) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Not applicable pursuant to General Instruction II.D. of Form S-3.

(4) Subject to note (8) below, there is being registered hereunder an indeterminate principal amount of Debt Securities. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $600,000,000 less the dollar amount of any securities previously issued hereunder.

(5) Subject to note (8) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the registrant.

(6) Subject to note (8) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the registrant. There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion or redemption of Preferred Stock or Debt Securities registered hereunder.

(7) Subject to note (8) below, there is being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Stock, or Common Stock registered hereunder.

(8) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $600,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. The aggregate amount of Common Stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

                   SUBJECT TO COMPLETION, DATED APRIL 4, 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
--------------------------------------------------------------------------------

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS

                        MERIDIAN INDUSTRIAL TRUST, INC.
------------------------------------------------------------

    Meridian Industrial Trust, Inc. (the "Company") may from time to time offer in one or more series its (a) debt securities ("Debt Securities"), (b) warrants to purchase Debt Securities ("Debt Warrants"), (c) Preferred Stock, par value $0.001 per share ("Preferred Stock"), (d) warrants to purchase Preferred Stock ("Preferred Stock Warrants"), (e) Common Stock, par value $0.001 per share ("Common Stock"), or (f) warrants to purchase Common Stock ("Common Stock Warrants"), all having an aggregate initial offering price not to exceed $600,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies, including European Currency Units. The Debt Warrants, Preferred Stock Warrants and Common Stock Warrants are collectively referred to herein as the "Warrants." The Debt Securities, Preferred Stock, Common Stock and Warrants offered by the Company hereby (collectively referred to herein as the "Offered Securities") may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

    The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (a) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Company or repayment at the option of the Holder, terms for sinking fund payments, and any initial public offering price, (b) in the case of Preferred Stock, the designation and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and the number of shares and the terms or the offering and sale thereof, (c) in the case of Common Stock, the number of shares and the terms of the offering and sale thereof, (d) in the case of Warrants, the number and terms thereof, the designation and the number of securities issuable upon exercise, the exercise price, the terms of the offering and sale thereof, and where applicable, the duration and detachability thereof, and (e) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes.

    The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

    The Company may sell the Offered Securities in or outside the United States through underwriters, brokers or dealers, directly to one or more purchasers, or through agents. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

               The date of this Prospectus is            , 1997.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be obtained from the Commission's worldwide web site at http://www.sec.gov. The Company's outstanding shares of Common Stock are listed on the New York Stock Exchange (the "NYSE") under the symbol "MDN" and all such reports, proxy statements and other information filed by the Company with the NYSE may be inspected at the NYSE's offices at 20 Broad Street, New York, New York 10005. In addition, warrants to purchase shares of the Company's Common Stock are listed on the American Stock Exchange ("ASE") and such reports, proxy statements and other information filed by the Company with the ASE may be inspected at the ASE's offices at 86 Trinity Place, New York, New York 10006-1881.

    This Prospectus constitutes part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                           INCORPORATION BY REFERENCE

    There are incorporated herein by reference the following documents heretofore filed by the Company with the Commission (File No. 1-14166):

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

        (b) The description of the Common Stock contained in the Company's registration statement on Form 8-A filed on January 4, 1996 for registration of the Common Stock pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be addressed to General Counsel, Meridian Industrial Trust, Inc., 455 Market Street, 17th Floor, San Francisco, California 94105.

AS USED HEREIN THE TERM "COMPANY" INCLUDES MERIDIAN INDUSTRIAL TRUST, INC., A MARYLAND CORPORATION, AND ONE OR MORE OF ITS SUBSIDIARIES, AS APPROPRIATE. CERTAIN ADDITIONAL TERMS CONTAINED HEREIN ARE DEFINED IN THE GLOSSARY OF THIS PROSPECTUS.

                                  THE COMPANY

    Meridian Industrial Trust, Inc. is a self-administered and self-managed real estate operating company engaged primarily in the business of owning, acquiring, developing, managing and leasing income-producing warehouse/distribution and light industrial properties. Based on the total square feet of leasable space and management's knowledge of the industrial real estate market, the Company believes it is one of the largest owners and managers of industrial space for lease in the United States. The Company's strategy is to be a demand-driven, competitively priced, nationwide provider of warehouse/distribution space.

    The Company's fundamental business objective is to maximize total return to its stockholders by increasing cash flow per share and increasing the long-term value of the Company's properties. In order to achieve this objective, the Company will seek to add value to the Company's Properties, build market share, achieve name recognition and continue to improve its operating efficiency. The Company places a high priority on disciplined portfolio management and anticipating customers' needs. The Company intends to achieve its primary business objective by applying its corporate strategies to achieve growth in its portfolio of Properties. The Company will seek to grow through (a) acquiring warehouse/distribution properties, (b) developing warehouse/distribution properties to meet customer demand, (c) selectively acquiring land parcels in anticipation of development projects, (d) repositioning the Company's existing portfolio by selling Properties which no longer meet its investment objectives and reinvesting the proceeds and (e) maximizing cash flow from its operating Properties by increasing occupancy levels and releasing space at higher levels.

    The Company's executive offices are located at 455 Market Street, 17th Floor, San Francisco, California 94105, and its telephone number at those offices is (415) 281-3900.

                                USE OF PROCEEDS

    Unless otherwise described in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for the acquisition and development of additional industrial properties, as suitable opportunities arise, for the repayment of certain outstanding indebtedness at such time, for capital improvements to properties and for general corporate purposes.

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    For the year ended December 31, 1996, the Company's ratio of earnings to fixed charges was 2.60:1. The ratio of earnings to combined fixed charges and preferred dividends was 1.91:1. For the period from May 18, 1995 (inception) to December 31, 1995, except for interest earned on its investments and general and administrative expenses incurred and accrued the Company had no activities. During this period the Company's fixed charges were in excess of earnings by $1.29 million and combined fixed charges and preferred stock dividends were in excess of earnings of $1.32 million.

    For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income (loss) before extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, and amortization of capitalized loan fees.

                         DESCRIPTION OF DEBT SECURITIES

    The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the following description.

    The Debt Securities will be general obligations of the Company and may be subordinated to Senior Indebtedness (as defined below) of the Company to the extent set forth in the Prospectus Supplement relating thereto. See "Description of Debt Securities--Subordination." Debt Securities will be issued under an Indenture (the "Indenture") to be entered into between the Company and one or more commercial banks to be selected as trustees (collectively, the "Trustee"). A copy of the form of Indenture has been filed as an exhibit to the Registration Statement filed with the SEC. The following discussion of certain provisions of the Indenture is a summary only and does not purport to be a complete description of the terms and provisions of the Indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the Indenture, including the definition therein of terms used below with their initial letters capitalized.

GENERAL

    The Indenture does not limit the aggregate principal amount of Debt Securities that can be issued thereunder. The Debt Securities may be issued in one or more series as may be authorized from time to time by the Company. Reference is made to the applicable Prospectus Supplement for the following terms of the Debt Securities of the series with respect to which such Prospectus Supplement is being delivered:

        (a) The title of the Debt Securities of the series;

        (b) Any limit on the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under the Indenture;

        (c) The date or dates on which the principal and premium with respect to the Debt Securities of the series are payable;

        (d) The rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of Registered Securities), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

        (e) The place or places, if any, in addition to or instead of the corporate trust office of the Trustee (in the case of Registered Securities) or the principal London office of the Trustee (in the case of Bearer Securities), where the principal, premium and interest with respect to Debt Securities of the series shall be payable;

        (f) The price or prices at which, the period or periods within which, and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise;

        (g) Whether Debt Securities of the series are to be issued as Registered Securities or Bearer Securities or both and, if Bearer Securities are to be issued, whether coupons will be attached thereto, whether Bearer Securities of the series may be exchanged for Registered Securities of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

        (h) If any Debt Securities of the series are to be issued as Bearer Securities or as one or more Global Securities representing individual Bearer Securities of the series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary Bearer Security of the series payable with respect to any interest payment date prior to the exchange of such temporary Bearer Security for definitive Bearer Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary Bearer Security may be exchanged for one or more definitive Bearer Securities of the series;

        (i) The obligation, if any, of the Company to redeem, purchase, or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

        (j) The terms, if any, upon which the Debt Securities of the series may be convertible into or exchanged for Common Stock, Preferred Stock, other Debt Securities, or warrants for Common Stock, Preferred Stock or indebtedness or other securities of any kind of the Company or any other issuer or obligor and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period, and any other additional provisions;

        (k) If other than denominations of $1,000 or any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable;

        (l) If the amount of principal, premium, or interest with respect to the Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

        (m) if the principal amount payable at the stated maturity of Debt Securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in United States currency;

        (n) Any changes or additions to the provisions of the Indenture dealing with defeasance, including the addition of additional covenants that may be subject to the Company's covenant defeasance option;

        (o) if other than such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, the coin or currency or currencies or units of two or more currencies in which payment of the principal, premium and interest with respect to Debt Securities of the series shall be payable;

        (p) If other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

        (q) The terms, if any, of the transfer, mortgage, pledge or assignment as security for the Debt Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of the Indenture as then in effect;

        (r) Any addition to or change in the Events of Default with respect to the Debt Securities of the series and any change in the right of the Trustee or the holders to declare the principal, premium and interest with respect to such Debt Securities due and payable;

        (s) If the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual Debt Securities in definitive registered form, the Depositary for such Global Security, and the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to in the Indenture;

        (t) Any Trustee, authenticating or paying agents, transfer agents or registrars;

        (u) The applicability of, and any addition to or change in, the covenants and definitions then set forth in the Indenture or in the terms then set forth in the Indenture relating to permitted consolidations, mergers, or sales of assets, including conditioning any merger, conveyance, transfer or lease permitted by the Indenture upon the satisfaction of an indebtedness coverage standard by the Company and any successor to the Company;

        (v) The terms, if any, of any guarantee of the payment of principal, premium and interest with respect to Debt Securities of the series and any corresponding changes to the provisions of the Indenture as then in effect;

        (w) The subordination, if any, of the Debt Securities of the series pursuant to the Indenture and any changes or additions to the provisions of the Indenture relating to subordination;

        (x) With regard to Debt Securities of the series that do not bear interest, the dates for certain required reports to the Trustee; and

        (y) Any other terms of the Debt Securities of the series (which terms shall not be prohibited by the provisions of the Indenture).

    The Prospectus Supplement will also describe any material United States federal income tax consequences or other special considerations applicable to the series of Debt Securities to which such Prospectus Supplement relates, including those applicable to (a) Bearer Securities, (b) Debt Securities with respect to which payments of principal, premium, or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies, or commodities), (c) Debt Securities with respect to which principal, premium or interest is payable in a foreign or composite currency, (d) Debt Securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Original Issue Discount Debt Securities"), and
(e) variable rate Debt Securities that are exchangeable for fixed rate Debt Securities.

    Payments of interest on Registered Securities may be made at the option of the Company by check mailed to the registered holders thereof or, if so provided in the applicable Prospectus Supplement, at the option of a holder by wire transfer to an account designated by such holder. Except as otherwise provided in the applicable Prospectus Supplement, no payment on a Bearer Security will be made by mail to an address in the United states or by wire transfer to an account in the United States.

    Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States or at the office of the Trustee or the Trustee's agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Bearer Securities will be transferable only by delivery. Provisions with respect to the exchange of Bearer Securities will be described in the Prospectus Supplement relating to such Bearer Securities.

    All funds paid by the Company to a paying agent for the payment of principal, premium or interest with respect to any Debt Securities that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the holders of such Debt Securities or any coupons appertaining thereto will thereafter look only to the Company for payment thereof.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities. A Global Security is a Debt Security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding Debt Securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A Global Security will be deposited with, or on behalf of, a Depositary, which will be identified in the Prospectus Supplement relating to such Debt Securities. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any nominee of the Depositary to a successor Depositary or any nominee of such successor.

    The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities. The Company anticipates that the following provisions will generally apply to depositary arrangements.

    Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with the Depositary ("participants"). Such accounts shall be designated by the dealers or underwriters with respect to such Debt Securities or, if such Debt Securities are offered and sold directly by the Company or through one or more agents, by the Company or such agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary for a Global Security, or its nominee, is the registered owner or holder of such Global Security, such Depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any of such Debt Securities in definitive form, and will not be considered the owners or holders thereof under the Indenture.

    Subject to the restrictions described under "Description of Debt Securities--Limitations on Issuance of Bearer Securities," payments of principal, premium and interest with respect to individual Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner or holder of such Global Security. Neither the Company, the Trustee, any paying agent or registrar for such Debt Securities, or any agent of the Company or the Trustee will have any responsibility or liability for (a) any aspect of the records relating to or payments made by the

Depositary, its nominee or any participants on account of beneficial interests in the Global Security or for maintaining, supervising, or reviewing any records relating to such beneficial interests, (b) the payment to the owners of beneficial interests in the Global Security of amounts paid to the Depositary or its nominee, or (c) any other matter relating to the actions and practices of the Depositary, its nominee or its participants. Neither the Company, the Trustee, any paying agent or registrar for such Debt Securities, or any agent of the Company or the Trustee will be liable for any delay by the Depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the Global Security, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes.

    The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive Global Security representing any of such Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security, as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in street name. Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium, or interest with respect thereto will be subject to the restrictions described under "Description of Debt Securities--Limitations on Issuance of Bearer Securities."

    If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary, the Company shall appoint a successor depositary. If a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine no longer to have Debt Securities of a series represented by a Global Security and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. Furthermore, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company, the Trustee and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities are issuable as Registered Securities). Individual Debt Securities of such series so issued will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities are issuable as Registered Securities, (b) as Bearer Securities in the denomination or denominations specified by the Company if the Debt Securities are issuable as Bearer Securities, or (c) as either Registered Securities or Bearer Securities as described above if the Debt Securities are issuable in either form. See, however, "Description of Debt Securities--Limitations on Issuance of Bearer Securities" for a description of certain restrictions on the issuance of individual Bearer Securities in exchange for beneficial interests in a bearer Global Security.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

    The Debt Securities of a series may be issued as Registered Securities (which will be registered as to principal and interest in the register maintained by the registrar for such Debt Securities) or Bearer Securities (which will be transferable only by delivery). If such Debt Securities are issuable as Bearer Securities, certain special limitations and considerations will apply.

    In compliance with United States federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in an offering of Bearer Securities will agree that, in connection with the original issuance of such Bearer Securities and during the period ending 40 days after the issue date, they will not offer, sell or deliver any such Bearer Security, directly or indirectly, to a United States Person (as defined below) or to any person within the United States, except to the extent permitted under United States Treasury regulations.

    Bearer Securities will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Securities will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange, redemption, or other disposition of, such Bearer Securities.

    For this purpose, "United States" includes the United States of America and its possessions, and "United States Person" means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

    Pending the availability of a definitive Global Security or individual Bearer Securities, as the case may be, Debt Securities that are issuable as Bearer Securities may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), or Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Securities and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Securities, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership," which is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a United States Person or is owned by or through a financial institution in compliance with applicable United States Treasury regulations. No Bearer Security will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be paid to each of Euroclear and CEDEL with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant interest payment date of a Certificate of Non-U.S. Beneficial Ownership.

SUBORDINATION

    Debt Securities of a series may be subordinated ("Subordinated Debt Securities") to Senior Indebtedness (as defined below) to the extent set forth in the Prospectus Supplement relating thereto. The Company currently conducts certain of its operations through subsidiaries, and the holders of Debt Securities (whether or not Subordinated Debt Securities) will be structurally subordinated to the creditors of the Company's subsidiaries.

    Subordinated Debt Securities of a series and any coupons appertaining thereto will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture and the Prospectus Supplement relating to such Subordinated Debt Securities, to the prior payment of all indebtedness of the Company that is designated as "Senior Indebtedness" with respect to such series. "Senior Indebtedness," with respect to any series of Subordinated Debt Securities, will consist of (a) any and all amounts payable under or with respect to the Company's "Bank Indebtedness" (defined as the Revolving Credit Agreement, dated February 26, 1996, among the Company, The First National Bank of Boston, Texas Commerce

Bank and NationsBank of Texas, as amended or modified from time to time) (b) indebtedness under the Mortgage Loan, and (c) any other indebtedness of the Company that is designated in a resolution of the Company's Board of Directors or the supplemental Indenture establishing such series as Senior Indebtedness with respect to such series.

    Upon any payment or distribution of assets of the Company to creditors or upon a total or partial liquidation or dissolution of the Company or in a bankruptcy, receivership or similar proceeding relating to the Company or its property, holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness before holders of Subordinated Debt Securities shall be entitled to receive any payment of principal, premium or interest with respect to the Subordinated Debt Securities, and until the Senior Indebtedness is paid in full, any distribution to which holders of Subordinated Debt Securities would otherwise be entitled shall be made to the holders of Senior Indebtedness (except that such holders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Subordinated Debt Securities).

    The Company may not make any payments of principal, premium or interest with respect to Subordinated Debt Securities, make any deposit for the purpose of defeasance of such Subordinated Debt Securities, or repurchase, redeem or otherwise retire (except, in the case of Subordinated Debt Securities that provide for a mandatory sinking fund, by the delivery of Subordinated Debt Securities by the Company to the Trustee in satisfaction of the Company's sinking fund obligation) any Subordinated Debt Securities if (a) any principal, premium or interest with respect to Senior Indebtedness is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and such acceleration has been rescinded, such Senior Indebtedness has been paid in full in cash, or the Company and the Trustee receive written notice approving such payment from the representatives of each issue of "Designated Senior Indebtedness" (which will include the Bank Indebtedness, the Mortgage Loan and any other specified issue of Senior Indebtedness of at least $100 million). During the continuance of any default (other than a default described in clause (a) or (b) above) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Subordinated Debt Securities for a period (the "Payment Blockage Period") commencing on the receipt by the Company and the Trustee of written notice of such default from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Blockage Notice"). The Payment Blockage Period may be terminated before its expiration by written notice to the Trustee and the Company from the person who gave the Blockage Notice, by repayment in full in cash of the Senior Indebtedness with respect to which the Blockage Notice was given, or because the default giving rise to the Payment Blockage Period is no longer continuing. Unless the holders of such Senior Indebtedness shall have accelerated the maturity thereof, the Company may resume payments on the Subordinated Debt Securities after the expiration of the Payment Blockage Period. Not more than one Blockage Notice may be given in any period of 360 consecutive days unless the first Blockage Notice within such 360-day period is given by or on behalf of holders of Designated Senior Indebtedness other than the Bank Indebtedness, in which case, the representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. After all Senior Indebtedness is paid in full and until the Subordinated Debt Securities are paid in full, holders of the Subordinated Debt Securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

    By reason of such subordination, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness, as well as certain general creditors of the Company, may recover more, ratably, than the holders of the Subordinated Debt Securities.

EVENTS OF DEFAULT AND REMEDIES

    The following events are defined in the Indenture as "Events of Default" with respect to a series of Debt Securities:

        (a) Default in the payment of any installment of interest on any Debt Securities of that series or any payment with respect to the related coupons, if any, as and when the same shall become due and payable (whether or not, in the case of Subordinated Debt Securities, such payment shall be prohibited by reason of the subordination provisions described above) and continuance of such default for a period of 30 days;

        (b) Default in the payment of principal or premium with respect to any Debt Securities of that series as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration, upon required repurchase, or otherwise (whether or not, in the case of Subordinated Debt Securities, such payment shall be prohibited by reason of the subordination provisions described above);

        (c) Default in the payment of any sinking fund payment with respect to any Debt Securities of that series as and when the same shall become due and payable;

        (d) Failure on the part of the Company to comply with the provisions of the Indenture relating to consolidations, mergers and sales of assets;

        (e) Failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debt Securities of that series, in any resolution of the Board authorizing the issuance of that series of Debt Securities, in the Indenture with respect to such series, or in any supplemental Indenture with respect to such series (other than a covenant a default in the performance of which is otherwise specifically dealt with) continuing for a period of 60 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding;

        (f) Indebtedness of the Company or any subsidiary of the Company is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such Indebtedness unpaid or accelerated exceeds $20 million or the United States dollar equivalent thereof at the time, and such default remains uncured or such acceleration is not rescinded for 10 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding;

        (g) The Company or any of its "Significant Subsidiaries" (defined as any subsidiary of the Company that would be a "significant subsidiary" as defined in Rule 405 under the Securities Act as in effect on the date of the Indenture) shall (1) voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency or similar law, (2) consent to the institution of, or fail to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition,
    (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any such Significant Subsidiary or for a substantial part of its property, (4) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) make a general assignment for the benefit of creditors, (6) admit in writing its inability or fail generally to pay its debts as they become due, (7) take corporate action for the purpose of effecting any of the foregoing, or (8) take any comparable action under any foreign laws relating to insolvency;

        (h) The entry of an order or decree by a court having competent jurisdiction for (1) relief with respect to the Company or any of its Significant Subsidiaries or a substantial part of any of their property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency, or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator, or similar official for the Company or any such Significant Subsidiary or for a substantial part of any of their property (except any decree or order appointing such official of any Significant Subsidiary pursuant to a plan under which the assets and operations of such Significant Subsidiary are transferred to or combined with another Significant Subsidiary or Subsidiaries of the Company or to the Company), or (3) the winding-up or liquidation of the Company or any such Significant Subsidiary (except any decree or order approving or ordering the winding-up or liquidation of the affairs of a Significant Subsidiary pursuant to a plan under which the assets and operations of such Significant Subsidiary are transferred to or combined with another Significant Subsidiary or Subsidiaries of the Company or to the Company), and such order or decree shall continue unstayed and in effect for 60 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 60 consecutive days;

        (i) Any judgment or decree for the payment of money in excess of $20 million or the United States dollar equivalent thereof at the time is entered against the Company or any Subsidiary of the Company by a court of competent jurisdiction, which judgment is not covered by insurance, and is not discharged and either (1) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (2) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged or waived or the execution thereof stayed and, in either case, such default continues for 10 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding; and

        (j) Any other Event of Default provided with respect to Debt Securities of that series.

    An Event of Default with respect to one series of Debt Securities is not necessarily an Event of Default for another series.

    If an Event of Default described in clause (a), (b), (c), (d), (e), (f), (i) or (j) above occurs and is continuing with respect to any series of Debt Securities, unless the principal and interest with respect to all the Debt Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding may declare the principal amount (or, if Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in such series) of and interest on all the Debt Securities of such series due and payable immediately. If an Event of Default described in clause (g) or (h) above occurs, unless the principal and interest with respect to all the Debt Securities of all series shall have become due and payable, the principal amount (or, if any series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in such series) of and interest on all Debt Securities of all series then outstanding shall become and be immediately due and payable without any declaration or other act an the part of the Trustee or any holder of Debt Securities.

    If an Event of Default occurs and is continuing, the Trustee shall be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the Debt Securities of the affected series or the Indenture, to prosecute any such action or proceeding to judgment or final decree, and to enforce any such judgment or final decree against the Company or any other obligor on the Debt Securities of such series. In addition, if there shall be pending proceedings for the bankruptcy or reorganization of the Company or any other obligor on the Debt Securities, or if a receiver, trustee, or similar official shall have been appointed for its property, the Trustee shall be entitled and empowered to file and prove a claim for the whole amount of principal, premium, and interest (or, in the case of Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid with respect to the Debt Securities. No holder of any Debt Security or coupon of any series shall have any right to institute any action or proceeding upon or under or with respect to the Indenture, for the appointment of a receiver or trustee, or for any other remedy, unless (a) such holder previously shall have given to the Trustee written notice of an Event of Default with respect to Debt Securities of that series and of the continuance thereof, (b) the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series shall have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and (c) the Trustee, for 60 days after its receipt of such notice, request, and offer of indemnity shall have failed to institute such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to the provisions of the Indenture.

    Prior to the acceleration of the maturity of the Debt Securities of any series, the holders of a majority in aggregate principal amount of the Debt Securities of that series at the time outstanding may, on behalf of the holders of all Debt Securities and any related coupons of that series, waive any past default or Event of Default and its consequences for that series, except (a) a default in the payment of the principal, premium or interest with respect to such Debt Securities or (b) a default with respect to a provision of the Indenture that cannot be amended without the consent of each holder affected thereby. In case of any such waiver, such default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured for all purposes, and the Company, the Trustee, and the holders of the Debt Securities of that series shall be restored to their former positions and rights under the Indenture.

    The Trustee shall, within 90 days after the occurrence of a default known to it with respect to a series of Debt Securities, give to the holders of the Debt Securities of such series notice of all uncured defaults with respect to such series known to it, unless such defaults shall have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium, or interest with respect to the Debt Securities of such series or in the making of any sinking fund payment with respect to the Debt Securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such Debt Securities.

MODIFICATION OF THE INDENTURE

    The Company and the Trustee may enter into supplemental Indentures without the consent of the holders of Debt Securities for one or more of the following purposes:

        (a) To evidence the succession of another person to the Company pursuant to the provisions of the Indenture relating to consolidations, mergers, and sales of assets and the assumption by such successor of the covenants, agreements, and obligations of the Company in the Indenture and in the Debt Securities;

        (b) To surrender any right or power conferred upon the Company by the Indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of Debt Securities as the Board shall consider to be for the protection of the holders of such Debt Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions, or provisions a default or an Event of Default under the Indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental Indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the Trustee upon such default, or may limit the right of holders of a majority in aggregate principal amount of any or all series of Debt Securities to waive such default);

        (c) To cure any ambiguity or to correct or supplement any provision contained in the Indenture, in any supplemental Indenture, or in any Debt Securities that may be defective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of any holders of Debt Securities of any series;

        (d) To modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental Indenture under the Trust Indenture Act as then in effect;

        (e) To add to or change any of the provisions of the Indenture to provide that Bearer Securities may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Registered Securities or of principal, premium or interest with respect to Bearer Securities, or to permit Registered Securities to be exchanged for Bearer Securities, so long as any such action does not adversely affect the interests of the holders of Debt Securities or any coupons of any series in any material respect or permit or facilitate the issuance of Debt Securities of any series in uncertificated form;

        (f) To comply with the provisions of the Indenture relating to consolidations, mergers and sales of assets;

        (g) In the case of Subordinated Debt Securities, to make any change in the provisions of the Indenture relating to subordination that would limit or terminate the benefits available to any holder of Senior Indebtedness under such provisions (but only if such holder of Senior Indebtedness consents to such change);

        (h) To add guarantees with respect to the Debt Securities or to secure the Debt Securities;

        (i) To make any change that does not adversely affect the rights of any holder;

        (j) To add to, change or eliminate any of the provisions of the Indenture with respect to one or more series of Debt Securities, so long as any such addition, change or elimination not otherwise permitted under the Indenture shall (1) neither apply to any Debt Security of any series created prior to the execution of such supplemental Indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such Debt Security with respect to such provision or (2) become effective only when there is no such Debt Security outstanding;

        (k) To evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee; and

        (l) To establish the form or terms of Debt Securities and coupons of any series, as described under "Description of Debt Securities--General" above.

    With the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected thereby, the Company and the Trustee may from time to time and at any time enter into a supplemental Indenture for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the holder of the Debt Securities of such series; provided, however, that without the consent of the holders of each Debt Security so affected, no such supplemental Indenture shall
(a) reduce the percentage in principal amount of Debt Securities of any series whose holders must consent to an amendment, (b) reduce the rate of or extend the time for payment of interest on any Debt Security or coupon or reduce the amount of any payment to be made with respect to any coupon,

(c) reduce the principal of or extend the stated maturity of any Debt Security,
(d) reduce the premium payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed, (e) make any Debt Security payable in a currency other than that stated in the Debt Security, (f) in the case of any Subordinated Debt Security or coupons appertaining thereto, make any change in the provisions of the Indenture relating to subordination that adversely affects the rights of any holder under such provisions, (g) release any security that may have been granted with respect to the Debt Securities, (h) make any change in the provisions of the Indenture relating to waivers of defaults or amendments that require unanimous consent, (i) change any obligation of the Company provided for in the Indenture to pay additional interest with respect to Bearer Securities, or (j) limit the obligation of the Company to maintain a paying agency outside the United States for payment on Bearer Securities or limit the obligation of the Company to redeem certain Bearer Securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of its assets, unless the following conditions have been satisfied:

        (a) Either (1) the Company shall be the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than the Company (the "Successor Company"), shall be a corporation organized and existing under the laws of the United States, any State, or the District of Columbia and shall expressly assume all of the obligations of the Company under the Debt Securities and coupons and the Indenture;

        (b) Immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such subsidiary at the time of such transaction), no Default or Event of Default would occur or be continuing;

        (c) The Successor Company waives any right to redeem any Bearer Security under circumstances in which the Successor Company would be entitled to redeem such Bearer Security but the Company would not have been so entitled to redeem if the consolidation, merger, conveyance, transfer, or lease had not occurred; and

        (d) The Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, or transfer complies with the Indenture.

SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

    The Indenture shall generally cease to be of any further effect with respect to a series of Debt Securities if (a) the Company has delivered to the Trustee for cancellation all Debt Securities of such series (with certain limited exceptions) or (b) all Debt Securities and coupons of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company shall have deposited with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such Debt Securities and coupons (and if, in either case, the Company shall also pay or cause to be paid all other sums payable under the Indenture by the Company).

    In addition, the Company shall have a "legal defeasance option" (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, all of its obligations under such Debt Securities and the Indenture with respect to such Debt Securities) and a "covenant defeasance option" (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, its obligations with respect to such Debt Securities under certain specified covenants contained in the Indenture). If the Company exercises its legal defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default related to the specified covenants.

    The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Debt Securities of a series only if (a) the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations (as defined in the Indenture) for the payment of principal, premium and interest with respect to such Debt Securities to maturity or redemption, as the case may be, (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium and interest when due with respect to all the Debt Securities of such series to maturity or redemption, as the case may be, (c) 123 days pass after the deposit is made and during the 123-day period no default described in clause (g) or (h) under "Description of Debt Securities--Events of Default and Remedies" with respect to the Company occurs that is continuing at the end of such period, (d) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto, (e) the deposit does not constitute a default under any other agreement binding on the Company and, in the case of Subordinated Debt Securities, is not prohibited by the provisions of the Indenture relating to subordination, (f) the Company delivers to the Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (g) the Company shall have delivered to the Trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance, and
(h) the Company delivers to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by the Indenture have been complied with.

    The Trustee shall hold in trust cash or U.S. Government Obligations deposited with it as described above and shall apply the deposited cash and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, and interest with respect to the Debt Securities and coupons of the defeased series. In the case of Subordinated Debt Securities and coupons related thereto, the money and U.S. Government Obligations so held in trust will not be subject to the subordination provisions of the Indenture.

THE TRUSTEE

    The Company may appoint a separate Trustee for any series of Debt Securities. As used herein in the description of a series of Debt Securities, the term "Trustee" refers to the Trustee appointed with respect to such series of Debt Securities.

    The Company may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own Debt Securities.

                              DESCRIPTION OF STOCK

    The following is a summary of certain features of the Company's stock. This summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the Charter and Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Available Information."

GENERAL

    Under the Charter, the Company is authorized to issue a total of 200 million shares of stock, consisting of 175 million shares of Common Stock, par value $.001 per share, and 25 million shares of Preferred Stock, par value $.001 per share. The Company is a Maryland corporation. Under Maryland law, stockholders generally are not responsible for the corporation's debts or obligations.

COMMON STOCK

    All the shares of Common Stock offered by this Prospectus will be duly authorized, fully paid and nonassessable. They will also be subject to the ownership and transfer restrictions contained in the Charter (described under "--Restrictions on Ownership and Transfer").

    Subject to the preferential rights of any other shares or series of stock, holders of shares of Common Stock are entitled to receive dividends on shares if, as and when authorized and declared by the Board out of assets legally available for distribution. Under the MGCL, a dividend or other distribution may not be made if after giving effect to its (a) the corporation would not be able to pay its debts as they become due in the usual course of business or (b) the corporation's total assets would be less than the corporation's total liabilities plus (unless the corporation's charter provides otherwise, which the Charter does not) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights upon dissolution are superior to those receiving the distribution. Holders of shares of Common Stock also are entitled to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of the Company's liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

    Subject to the REIT ownership provisions set forth in the Charter, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as otherwise required by law or except as provided with respect to the Series B Preferred Stock or any other class or series of stock, the holders of shares of Common Stock possess the exclusive voting power of the Company. There is no cumulative voting for the election of directors of the Company, which means that the holders of a majority of the outstanding shares of Common Stock will be able to elect all the directors for whom such holders vote, and the holders of the remaining shares of Common Stock will not be able to elect any directors. As explained under "-- Preferred Stock," the holders of shares of Series B Preferred Stock will have certain rights to elect directors.

    Holders of shares of Common Stock have no conversion, sinking fund or redemption rights or any preemptive rights to subscribe for any additional securities of the Company. All shares of Common Stock have equal distribution, liquidation and other rights, and have no preference or exchange rights.

    Under the Maryland General Corporation Law (the "MGCL"), a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of holders of at least two-thirds of the shares entitled to vote on the matter or such lesser percentage (but not less than a majority of all of the votes to be cast on the matter) as is set forth in the corporation's charter. The Charter provides that, subject to the rights of any series of Preferred Stock then outstanding, such extraordinary transactions may be approved by the affirmative vote of a majority of all of the votes entitled to be cast on such matters.

    The transfer agent and registrar for the shares of Common Stock is First Chicago Trust Company of New York.

PREFERRED STOCK

    The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which a Prospectus Supplement may relate. Specific terms of any series of Preferred Stock offered by a Prospectus Supplement will be described in the Prospectus Supplement relating to such series. The description set forth below is subject to and qualified in its entirety by reference to the articles supplementary establishing a particular series of Preferred Stock, which will be filed with the SEC in connection with the offering of such series.

    Under the Charter, the Board is authorized, without further stockholder action, to provide for the issuance of up to 25 million shares of Preferred Stock in one or more series. Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board, subject to the rights of holders of any series of Preferred Stock then outstanding. Prior to the issuance of shares of each series, the Board is required by the MGCL and the Charter to fix (subject to the express terms of any class or series of the Company stock outstanding at the time and the ownership and transfer restrictions contained in the Charter, described under "--Restrictions on Transfer and Ownership,") the terms, preferences, conversion, other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each series. Such rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any such payments being made to the holders of shares of Common Stock. The Board could also authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of shares of Common Stock might receive a premium for their shares over the then market price of such shares.

    The rights, preferences, privileges, and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption, and liquidation preferences, of the Preferred Stock of each series will be fixed or designated by the Board pursuant to the articles supplementary. The specific terms of a particular series of Preferred Stock offered hereby will be described in a Prospectus Supplement relating to such series and will include the following:
(a) the maximum number of shares to constitute the series and the distinctive designation thereof; (b) the annual dividend rate, if any, on shares of the series (or the method of calculating such rate), whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, and whether dividends will be cumulative; (c) whether the shares of the series will be redeemable and, if so, the price at and the terms and conditions on which such shares may be redeemed, including the time during which such shares may be redeemed and any accumulated dividends thereon that the holders of such shares shall be entitled to receive upon the redemption thereof;
(d) the liquidation preference, if any, applicable to shares of the series; (e) whether the shares of the series will be subject to operation of a retirement or sinking fund and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of such shares for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund; (f) the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Company or another corporation or any series of any other class or classes, or of any other series of the same class, including the price or rate of conversion or exchange and the method, if any, of adjusting the same; (g) the voting rights, if any, on the shares of the series; and (h) any other preferences and relative, participating, optional, or other special rights or qualifications, limitations, or restrictions thereof.

    The Preferred Stock will, when issued, be fully paid and nonassessable.

    The transfer agent, registrar, and dividend disbursement agent for a series of Preferred Stock will be selected by the Company and will be described in the applicable Prospectus Supplement. The registrar for shares of Preferred Stock will send notices to stockholders of any meetings at which holders of the Preferred Stock have the right to elect directors of the Company or to vote on any other matter.

DESIGNATED PREFERRED STOCK

    In connection with the formation and initial capitalization of the Company, the Company issued a total of one million shares of Series A Preferred to the Merged Trusts and Trust 83. These shares were cancelled or redeemed in connection with the Merger and no shares of the Series A Preferred Stock are outstanding.

    The Company issued a total of 2,272,727 shares of Series B Preferred Stock for a total purchase price of $35 million or $15.40 per share on February 23, 1996. The Board has established the rights, powers, restrictions and limitations of the Series B Preferred Stock. The holders of shares of Series B Preferred Stock are entitled to receive cumulative dividends:
(a) for the first eight quarterly dividend periods after issuance, in an amount per share equal to the greater of (i) $0.31 per quarter or (ii) 103% (as adjusted from time to time by the Board as the conversion price of the Series B Preferred Stock is adjusted from time to time) of the quarterly dividend payable per share of Common Stock during that period (determined as of the date on which the applicable Common Stock dividend is authorized) and (b) beginning with the ninth quarterly dividend period after issuance, in an amount per share equal to the greater of (i) the quarterly dividend payable on the Series B Preferred Stock for the eighth quarterly dividend period after issuance or (ii) the dividend paid per share of Common Stock (determined as of the date on which the Common Stock dividend for the corresponding Common Stock dividend period is authorized and as adjusted from time to time by the Board as the conversion price of the Series B Preferred Stock is adjusted from time to time). If the annual dividend rate is $1.24 per share on the Series B Preferred Stock, the total dividend would equal approximately $2.8 million per year.

    The holders of shares of Series B Preferred Stock also are entitled to a liquidation preference of $15.40 per share (equivalent to the initial purchase price) plus accumulated unpaid dividends if the Company is liquidated or sold prior to the redemption or conversion of those shares. The rights of holders of Series B Preferred Stock to cumulative dividends and the liquidation preference are senior to the rights of holders of Common Stock to dividends or any distributions upon liquidation or sale of the Company.

    Each share of Series B Preferred Stock is convertible at the option of its holder at any time into shares of Common Stock at a conversion price of $15.40 per share of Common Stock (the "Conversion Price") (equivalent to an initial conversion rate of one share of Common Stock per share of Series B Preferred), subject to adjustment to reflect stock dividends, splits, combinations and issuances of stock by reclassification of Common Stock. In addition, if the Company issues for cash or other consideration shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock (other than securities issued to directors, officers or employees of the Company and securities issued in connection with property acquisitions that are approved by the Investment Committee of the Board and the designee, if any, of the Series B Preferred Stock then sitting on the Board) at a price, including any additional consideration payable upon any such conversion, exchange or exercise (before deduction of any reasonable and customary discounts, commissions, fees and other expenses of issuance and marketing) that is less than $16.00 as adjusted from time to time by the Board upon certain other adjustments to the conversion price, there will be a reduction in the conversion price of the Series B Preferred Stock equal to the amount by which $16.00 (as adjusted) exceeds the purchase, exchange or conversion price. If the Company engages in more than one such issuance, the amount of the adjustment to the Conversion Price will be equal to the greatest individual reduction. However, such adjustments will not be cumulative. The number of shares of Common Stock actually issuable upon the conversion of the Series B Preferred Stock will be determined by dividing the total liquidation preference of such shares (plus all unpaid accumulated dividends, except any dividends accumulated on shares of Series B Preferred Stock presented for conversion after the end of the last-completed quarterly dividend period) by the conversion price in effect at that time.

    At any time on or after January 1, 1999 and on or before December 31, 2004, the Company, at its option, may convert the outstanding shares of Series B Preferred Stock, in whole but not in part, into shares of Common Stock at the then effective conversion price per share (currently equivalent to an initial conversion rate of one share of Common Stock per share of Series B Preferred Stock), subject to certain adjustments, so long as: (a) the average closing price of Common Stock on the NYSE during any 20 trading days in a period of 30 consecutive trading days ending on the trading day immediately preceding the date the Company provides notice of exercise of its right to convert the Series B Preferred Stock meets or exceeds the following percentages of the then-applicable Conversion Price (the "Conversion Price Premium"):

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
1999..............................................................................       115.0%
2000..............................................................................       119.0
2001..............................................................................       123.0
2002..............................................................................       127.5
2003 and 2004.....................................................................       132.0

and (b) the closing price of the Common Stock on the trading day immediately preceding the date the Company provides notice of exercise of this option equals or exceeds the applicable Conversion Price Premium.

    At any time on or after January 1, 1999 and on or before December 31, 2004, the Company, at its option, may redeem the Series B Preferred Stock, in whole or in part (but in no event for a total consideration that is less than $1 million), for a per share cash price as follows:

                                                                                   REDEMPTION
YEAR                                                                                  PRICE
---------------------------------------------------------------------------------  -----------
1999.............................................................................   $   16.95
2000.............................................................................       17.35
2001.............................................................................       17.80
2002.............................................................................       18.25
2003 and 2004....................................................................       18.70

plus, in each case, accumulated unpaid dividends to and including the date fixed for redemption. If the Company exercises its right to redeem the Series B Preferred Stock, the holder's conversion right will terminate five days before the redemption date.

    The holders of Series B Preferred Stock vote together with the holders of the Common Stock on an as-converted basis on all matters submitted to a vote of the Company's common stockholders. In addition, for so long as Ameritech and OTR collectively hold shares of Series B Preferred Stock representing on an as-converted basis more than 15% of the publicly-traded shares of Common Stock (excluding shares owned by Hunt, USAA, officers and directors of the Company or Ameritech and OTR and as otherwise defined in the agreement with Ameritech and
OTR), the holders of Series B Preferred Stock will be entitled to require the Company to increase the size of the Board by one person (there currently are nine Company directors) and to elect that additional director. That percentage will be reduced to one-half of the then-effective percentage in the event of a partial redemption or conversion of the Series B Preferred Stock. (The applicable percentage is referred to in this Prospectus as the "Minimum Ownership Level".) At the Company's next annual meeting following any such election, the size of the Board will be reduced to nine persons and, at that meeting and each succeeding annual meeting for so long as Ameritech and OTR collectively hold shares of Series B Preferred Stock representing on an as-converted basis more than the Minimum Ownership Level and the holders of the Series B Preferred Stock elect to exercise such right, the holders of the Series B Preferred Stock, voting as a separate class, will be entitled to elect one director to serve on the Board by majority vote. If dividends on the Series B Preferred Stock are in arrears for six consecutive quarterly dividend periods, and Ameritech and OTR collectively hold all the outstanding shares of Series B Preferred Stock, then the Board will be increased by two (in addition to the director referred to previously), and Ameritech will have the right to designate one such director and OTR will have the right to designate the other such director. If Ameritech and OTR do not then hold all of the outstanding shares of Series B Preferred Stock, then the holders of a majority of the Series B Preferred Stock voting separately as a class will have the right to elect one director to serve on the Board until all such dividend arrearages are eliminated. According to Ameritech's Form 13D dated February 29, 1996, Ameritech stated that it intended to exercise its right to appoint one director as a member of the Board as soon as practicable. To date no action has been taken with respect to such appointment. At the next annual meeting of stockholders of the Company after the election of such director or directors, the size of the Board will be reduced to: (a) nine persons if one director is so elected; and (b) ten directors if two directors are so elected. In either case, that shall be the maximum membership of the Board until such time as all arrearages in dividends shall have been paid. The Company may not amend the provisions of the Series B Preferred Stock without the affirmative vote of holders of at least 75% of the outstanding shares of Series B Preferred Stock. The holders of the Series B Preferred Stock also have the right to approve certain extraordinary corporate transactions by a majority vote, including a merger in which the Company is not the surviving entity and any sale of all or substantially all of the Company's assets.

    The Company has agreed in connection with the Stock Purchase Agreement with Ameritech and OTR that until such time as Ameritech and OTR cease to hold shares of Series B Preferred Stock (or Common Stock in the event of a conversion of Series B Preferred) representing on an as-converted basis in the aggregate at least the Minimum Ownership Level, the Company is subject to a number of operating covenants, including: (a) the Company may not repurchase more than $5 million of Common Stock in the aggregate; (b) the Company may not incur debt that, at the time the debt is incurred, would result in the Company having a debt-to-total-debt-and-equity-capitalization ratio above 60%; (c) the Company may engage in transactions with affiliates only with the approval of a majority of its disinterested directors and upon terms no less favorable than those that could be obtained in an arms'-length transaction and, if the value of any such transaction exceeds 10% of the fair market value of the Company's assets as determined by the Board, the Company must obtain a third-party appraisal or other confirmation that such transaction is on terms no less favorable to the Company than those that could be obtained in an arm's-length transaction; (d) the Company must continue to qualify as a real estate operating company and (e) until such time as the market value of the Company's publicly traded shares exceeds $250 million for at least 60 consecutive days, the Company may not engage in any issuances of equity securities in private placements unless, after the private placement, the market value of the Company's publicly-traded shares (as defined) would equal or exceed 50% of the Company's total equity capitalization and unless the purchasers in any such private placement agree to certain restrictions on the transfer of the stock purchased in the private placement for a period of one year.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

    For the Company to qualify as a REIT under the Code, beginning with calendar year 1996, generally not more than 50% of the value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities), and its outstanding stock must be beneficially owned by at least 100 persons. See "Federal Income Tax Considerations--REIT Qualification" To help the Company meet these requirements and otherwise maintain its REIT status, the Charter includes three basic protective provisions affecting the ownership and transfer of the Company's issued and outstanding shares of any class or series of Common Stock or Preferred Stock ("Equity Stock"): (a) a general prohibition against actual or constructive ownership by any person (other than persons designated by the Board as "Excepted Holders", described further below) of more than 8.5% of the lesser of the number or value of the outstanding shares of any class or series of Equity Stock; (b) a prohibition against ownership of Equity Stock that would cause the Company to be "closely held" or to otherwise fail to qualify as a REIT (such as ownership that would result in the Company being treated as owning an interest in a tenant if income derived by the Company from that tenant would cause the Company to fail to satisfy any of the REIT gross income requirements) and (c) a prohibition against transfers that would result in the Equity Stock being owned by less than 100 persons. In addition, in January, 1996, the Company issued shares of Common Stock that, prior to the end of that month, were held by 100 individuals in order to meet the 100-person requirement.

    These ownership restrictions took effect on February 23, 1996 and may be terminated if the Board determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the ownership limits and restrictions on transfer is no longer required in order for the Company to qualify as a REIT.

    These restrictions on ownership and transfer may have the effect of precluding acquisition of control of the Company or otherwise limit the opportunity for stockholders to receive a premium for their shares of Common Stock that might otherwise exist if an investor attempted to assemble a block of shares of Common Stock in excess of the 8.5% ownership limit or the higher ownership limits set for certain stockholders. See "Risk Factors--Limits on Ownership and Changes in Control May Deter Changes in Management and Third Party Acquisition Proposals."

    TRANSFERS IN TRUST. The Charter provides that, upon any attempted transfer of Equity Stock (including warrants or options to acquire Equity Stock) that would cause any person to be treated as owning Equity Stock in violation of the ownership restrictions (other than the prohibition against transfers that would result in less than 100 owners), the number of shares that would cause the violation are automatically transferred to a trustee for the benefit of a charitable beneficiary as "Shares-in-Trust." The person who otherwise would have been considered the owner (the "Prohibited Owner") will have no rights or economic interest in those shares. For these purposes, potentially violative "ownership" is evaluated by taking into account the broad constructive ownership rules of Sections 544 and 318 of the Code, with certain modifications. In addition, a "transfer" that is subject to these restrictions includes any issuance, sale, transfer, gift, assignment, devise or other disposition as well as any other event that causes any person to have or acquire ownership (applying the constructive ownership rules) of Equity Stock.

    The trustee is entitled to vote all Shares-in-Trust and to receive all distributions on Shares-in-Trust, and will hold such distributions for the benefit of the charitable beneficiary. If any distributions with respect to Shares-in-Trust are paid to the Prohibited Owner before the Company discovers the violation of the ownership limit, the Prohibited Owner must pay that amount to the trustee. Distributions on Shares-in-Trust will be used by the trustee first to pay any expenses of the trust, second to pay any expenses of the Company incurred in connection with the trust and third to pay any excess to the charitable beneficiary. The Prohibited Owner is not to receive any benefit from distributions.

    The trustee is obligated to sell the Shares-in-Trust promptly to a person who would not cause a violation of the ownership restrictions (at which time the shares will cease to be Shares-in-Trust) and to distribute the net sale proceeds first to pay any expenses of the trust, second to pay any expenses of the Company incurred in connection with the trust, third to pay the Prohibited Owner an amount intended to ensure that the Prohibited Owner will not realize any appreciation in value of the shares and fourth to pay any excess to the charitable beneficiary. If a Prohibited Owner sells Shares-in-Trust before the Company discovers the transfer, such shares are deemed to have been sold on behalf of the trust. To the extent that the Prohibited Owner received more in that sale than the Prohibited Owner would otherwise be entitled to receive under these provisions, the excess must immediately be delivered to the trustee.

    COMPANY PURCHASE RIGHT. The Company also will have the right to purchase all or any portion of the Shares-in-Trust, and the Shares-in-Trust are deemed to have been offered to the Company, at the lesser of: (a) the price per share paid for such shares in the transaction that created the Shares-in-Trust (or if no price was paid, the market price at the time of that event); and (b) the market price on the date the Company or its designee accepts the offer. This purchase right exists for a period of 90 days after the later of: (a) the date of the purported transfer that created the Shares-in-Trust, if the Company receives notice of the event; and (b) the date the Company determines in good faith that a purported transfer creating Shares-in-Trust has occurred, if the Company does not receive notice of the event. The Company may not, however, exercise this right after the trustee has sold the Shares-in-Trust to a person whose ownership will not cause a violation of the ownership restrictions.

    REPORTING OF TRANSFERS AND OWNERSHIP. To assist in the enforcement of the ownership restrictions, the Charter requires any person who acquires or attempts to acquire Equity Stock in violation of the ownership restrictions (or who would own shares of Equity Stock but for the automatic transfer to the trust) to give the Company immediate written notice of that event. In the case of a proposed or attempted violative transfer, the purported transferee must give at least 15 days' prior written notice of the event and provide any other information the Company requests in order to determine whether such transfer affects the Company's REIT status.

    In addition, the Charter generally requires every person who owns more than 5% (or such lower percentage as is required under the applicable Treasury Regulations) of the number or value of the outstanding shares of any class or series of the Equity Stock to give the Company written notice, within 30 days after the close of each taxable year, stating the owner's name and address, the number of shares of each class or series of Equity Stock owned and a description of how the shares are held. These owners must generally provide any additional information the Company requests in order to determine whether such ownership affects the Company's REIT status and to ensure compliance with the ownership restrictions. All remaining owners must generally provide ownership information upon request. The Charter allows the Board to determine the information that must delivered by each owner of Equity Stock.

    TRANSFERS VOID. The Charter also provides that if, for any reason, a transfer to the trust described above would not effectively prevent the Prohibited Owner from violating the ownership restrictions, then the purported transfer is void ab initio and the Prohibited Owner does not acquire any rights in the excess Equity Stock.

    EXCEPTED HOLDERS. In order to permit ownership in excess of the specified 8.5% ownership limit for persons who will not jeopardize the Company's REIT status, the Charter permits the Board to designate certain "Excepted Holders." Excepted Holders must supply appropriate representations and undertakings designed to protect the Company's REIT status (such as information establishing that the Excepted Holder is treated as a "look-through" entity in applying the REIT stock ownership tests and that the deemed ownership of the Company shares through the entity will be appropriately dispersed so as not to jeopardize the Company's REIT status). Each Excepted Holder will be subject to a separate ownership limit as specified by the Board.

    The only current Excepted Holders (and their respective Excepted Holder Limits for Common Stock) are Hunt (30%), USAA (20%), Ameritech (19.5%), OTR (8.5%), and Morgan Stanley (1,600,000 shares), five of the principal shareholders of the Company. Hunt, USAA, Ameritech, OTR and Morgan Stanley have entered into separate "Excepted Holder Agreements" with the Company under which they have given representations and undertakings designed to protect the Company's REIT status. USAA has represented and covenanted to the Company that shares that it owns will be treated as held proportionately by the shareholders of its ultimate parent corporation and that no individual will be treated as owning more than the "basic" 8.5% ownership limit. Hunt's shares are held by a partnership that also has represented and covenanted to the Company that the shares it owns will be held so that no individual will be treated as owning more than the basic 8.5% ownership limit, except that up to 15.3% of the lesser of the number or value of any outstanding class of Equity Stock may be treated as owned by one individual and such individual's family as defined in Code Section 544(a)(2). Accordingly, under the basic 8.5% ownership limit and the existing Excepted Holder Limits, no five or fewer individuals would be permitted to own more than 49.3% of the outstanding Equity Stock. One individual, owning through Hunt, may own up to 15.3%, and four others may together own up to 34%--that is 8.5% each. On March 7, 1997, Hunt was dissolved and in connection with the winding up of Hunt the Hunt Excepted Holder Limit will be reduced.

    The Excepted Holder Agreements with Ameritech and OTR permit Ameritech and OTR to own up to 100% of the outstanding shares of Series B Preferred Stock and permit Ameritech to own up to 19.5% of the outstanding shares of Common Stock and OTR to own up to 8.5% of the outstanding shares of Common Stock. The Excepted Holder Agreement with Morgan Stanley permits Morgan Stanley acting on its own behalf and on behalf of its clients accounts over which it has investment discretion to own shares of Common Stock equal to the greater of 1,600,000 shares or 8.5% of the outstanding shares of Common

Stock. These agreements and the Hunt and USAA Excepted Holder Agreement also provide for certain adjustments to the ownership limits if the Company engages in certain types of redemptions or repurchases of Common Stock. Ameritech and OTR have represented and covenanted that they are "qualified trusts" entitled to "look-through" treatment in applying the REIT ownership restrictions and that none of their beneficiaries has been treated as owning a significant portion of the shares it owns.

    Under the Excepted Holder Agreements, the Excepted Holders have made representations with respect to their actual or constructive ownership of interests in tenants of the Company. These representations are designed to assist the Company to qualify as a REIT. A breach of any of these representations, except as determined by the Board with respect a particular Excepted Holder, may result in certain shares of Equity Stock held by such Excepted Holder becoming Shares-in-Trust. The Excepted Holder Agreement entered into with Ameritech provides that a tenant ownership issue of this type will be resolved other than through the creation of Shares-in-Trust.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

    The Company has adopted a dividend reinvestment and stock purchase plan designed to provide holders of Common Stock with a convenient and economical means to reinvest all or a portion of their the Company cash dividends in shares of Common Stock and to acquire additional shares of Common Stock through voluntary purchases. First Chicago Trust Company of New York, which serves as the Company's transfer agent, administers the dividend reinvestment and stock purchase plan.

                            DESCRIPTION OF WARRANTS

    The Company may issue Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. Warrants may be issued independently or together with Debt Securities, Preferred Stock, or Common Stock offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Warrant Agreement that will be filed with the SEC in connection with the offering of such Warrants.

DEBT WARRANTS

    The Prospectus Supplement relating to a particular issue of Debt Warrants will describe the terms of such Debt Warrants, including the following: (a) the title of such Debt Warrants; (b) the offering price of such Debt Warrants, if any; (c) the aggregate number of such Debt Warrants; (d) the designation and terms of the Debt Securities purchasable upon exercise of such Debt Warrants;
(e) if applicable, the designation and terms of the Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security; (f) if applicable, the date from and after which such Debt Warrants and any Debt Securities issued therewith will be separately transferable; (g) the principal amount of Debt Securities purchasable upon exercise of a Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such Debt Warrants that may be exercised at any one time; (j) whether the Debt Warrants represented by the Debt Warrant certificates or Debt Securities that may be issued upon exercise of the Debt Warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (l) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the antidilution provisions of such Debt Warrants, if any; (o) the redemption or call provisions, if any, applicable to such Debt Warrants; and (p) any additional terms of the Debt Warrants, including terms, procedures, and limitations relating to the exchange and exercise of such Debt Warrants.

STOCK WARRANTS

    The Prospectus Supplement relating to any particular issue of Preferred Stock Warrants or Common Stock Warrants will describe the terms of such Warrants, including the following: (a) the title of such Warrants; (b) the offering price for such Warrants, if any; (c) the aggregate number of such Warrants; (d) the designation and terms of the Common Stock or Preferred Stock purchasable upon exercise of such Warrants; (e) if applicable, the designation and terms of the Offered Securities with which such Warrants are issued and the number of such Warrants issued with each such Offered Security; (f) if applicable, the date from and after which such Warrants and any Offered Securities issued therewith will be separately transferable; (g) the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Warrant and the price at which such shares may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such Warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable;
(k) if applicable, a discussion of material United States federal income tax considerations; (l) the antidilution provisions of such Warrants, if any; (m) the redemption or call provisions, if any, applicable to such Warrants; and (n) any additional terms of the Warrants, including terms, procedures, and limitations relating to the exchange and exercise of such Warrants.

OUTSTANDING WARRANTS

    The Company issued 553,000 Merger Warrants on April 8, 1996. Each Merger Warrant entitles the holder to receive one share of Common Stock upon its exercise. The Merger Warrants are listed for trading on the American Stock Exchange. The Merger Warrants will be exercisable during the period May 23, 1997 through February 24, 1999. The exercise price of the Merger Warrants is $16.23 (the average of the closing prices of the Common Stock for the first 20 trading days after the Merger).

    The exercise price of the Merger Warrants and the number of shares of Common Stock issuable upon exercise of the Merger Warrants are subject to adjustment in the event of stock dividends, stock splits, subdivisions, reclassifications, reorganizations, consolidations and mergers. If a holder of Merger Warrants fails to exercise his or her Merger Warrants before their expiration, those warrants will expire and the holder will have no further rights with respect to Merger Warrants. A holder of Merger Warrants will not have any rights, privileges or liabilities of a stockholder of the Company prior to exercise of the Merger Warrants, including the rights to vote and to receive distributions.

    On February 23, 1996, the Company issued a warrant to purchase shares of Common Stock to USAA (the "USAA Warrant"). The USAA Warrant was issued as consideration for the grant by USAA to the Company of the USAA Option. The USAA Warrant has an exercise price of $14.60 per share and covers 184,900 shares of Common Stock. On April 3, 1966, USAA sold the USAA Warrant to an affiliate of Morgan Stanley for $300,000.

                              PLAN OF DISTRIBUTION

    The Company may sell the Offered Securities in or outside the United States through underwriters, brokers or dealers, directly to one or more purchasers, or through agents. The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers, or agents, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Offered Securities may be listed.

    If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters or agents to purchase the Offered Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    The Company may also sell the Offered Securities pursuant to one or more standby agreements with one or more underwriters in connection with the call for redemption of a specified class or series of any securities of the Company or any subsidiary of the Company. In such a standby agreement, the underwriter or underwriters would agree either (a) to purchase from the Company up to the number of shares of Common Stock that would be issuable upon conversion of all of the shares of such class or series of securities of the Company or its subsidiary at an agreed price per share of Common Stock or (b) to purchase from the Company up to a specified dollar amount of Offered Securities at an agreed price per Offered Security which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of the Common Stock or any other security of the Company then outstanding. The underwriter or underwriters would also agree, if applicable, to convert into Common Stock or other security of the Company any securities of such class or series held or purchased by the underwriter or underwriters. The underwriter or underwriters may assist in the solicitation of conversions by holders of such class or series of securities.

    If dealers are used in the sale of Offered Securities with respect to which this Prospectus is delivered, the Company will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The name of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time at fixed prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Offered Securities with respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    In connection with the sale of the Offered Securities, underwriters or agents may receive compensation from the Company or from purchasers of Offered Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters, agents, and dealers participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Offered Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

    If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

    Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Agents, dealers, and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

    The Offered Securities may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the Offered Securities.

        CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS

    The following summary of certain provisions of Maryland law and of the Charter and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Charter and Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

BOARD OF DIRECTORS

    The Company's Organizational Documents specify that the initial number of directors is nine and allow a majority of the entire Board to increase or decrease the number of directors within a range of three to 15. The tenure of office of a sitting director will not be affected by any decrease in the number of directors. These provisions are in accord with Section 2-402 of the MGCL, which fixes the minimum number of directors at three and allows a range to be specified in a corporation's bylaws. As described below (see "--Amendment to Organizational Documents"), the Bylaws may be amended only by the Board, not by its stockholders. The Board could, therefore, amend the Bylaws to increase or decrease the number of directors within the specified range, without stockholder approval, but could not reduce the number of directors below three. The holders of shares of Series B Preferred Stock are entitled to require, at least temporarily, that the Board be expanded and be entitled to fill the additional position or positions on the Board. See "Description of Stock--Preferred Stock."

    As permitted by the MGCL, the Charter provides that, subject to the rights of the holders of any series of Preferred Stock then outstanding, the Company's stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all votes entitled to be cast for the election of directors. If the stockholders of any class or series are entitled separately to elect one or more directors, a majority vote of all votes of that class or series is required in order to remove without cause a director elected by that class or series.

MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

    In general, under the MGCL, any proposed merger or consolidation of the Company with another company or companies, or any sale of all or substantially all the assets of the Company, must be approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter or such lesser percentage (subject to a specified minimum) as is set forth in the corporation's charter. The Charter provides that such transactions may be approved by the affirmative vote of a majority of all votes entitled to be cast on such matters.

BUSINESS COMBINATIONS

    Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least
(i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. Hunt, RLH Corporation (and its affiliates), Ray L. Hunt (and his affiliates), USAA, United States Automobile Association (and its direct and indirect subsidiaries) and Ameritech, beneficially own more than 10% of the Company's voting shares and would, therefore, be subject to the business combination provision of the MGCL. However, pursuant to the statute, the Company has exempted any business combinations involving these stockholders and affiliates and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between any of them and the Company. As a result, these stockholders and affiliates may be able to enter into business combinations with the Company that may not be in the best interest of its stockholders without compliance by the Company with the super-majority vote requirements and the other provisions of the statute.

CONTROL SHARE ACQUISITIONS

    The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (a) one-fifth or more but less than one-third, (b) one-third or more but less than a majority, or (c) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

    A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

    The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

    As permitted by the MGCL, the Bylaws exempt any acquisitions of shares of the Company's stock by Hunt, RLH Corporation (and its affiliates), Ray L. Hunt (and his affiliates), USAA and United States Automobile Association (and its direct and indirect subsidiaries). There can be no assurance that such provision will not be amended or eliminated at any time in the future.

RELATED PARTY TRANSACTIONS

    Although it is the Company's policy not to engage in transactions with its directors or officers, the Charter does not place specific restrictions on related party transactions. The Company is subject to the provisions of the MGCL concerning "interested director transactions," that is, transactions between the Company and a member of the Board or between the Company and another corporation, firm or other entity in which any of its directors is a director or has a material financial interest. Under the MGCL, a contract or transaction between a corporation and any of its directors, or between a corporation and any other corporation, firm or other entity in which any of its directors is a director or has a material financial interest, is not void or voidable solely for this reason, or solely because the director is present at or participates in the meeting of the board or committee that authorizes the contract or transaction, or solely because his or her votes are counted for such purpose, if:

    1. The fact of the common directorship or interest is disclosed or known to the board of directors or the committee, and the board or committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

    2. The fact of the common directorship or interest is disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, excluding the votes of shares owned by the interested director or other interested party; or

    3.  The contract or transaction is fair and reasonable to the corporation.

SPECIAL MEETINGS OF STOCKHOLDERS

    The Bylaws provide that special meetings of the Company's stockholders may be called: (a) by the Chairman of the Board, the President or the Board; or (b) upon the written request of stockholders holding not less than 10% of all the votes entitled to be cast at the meeting. The request must state the purpose of the meeting and the matters proposed to be acted on at the meeting. Upon payment by the requesting stockholders of the cost of preparing and mailing notice of the meeting, the Secretary of the Company must give notice to each stockholder entitled to notice. Unless requested by stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter that is substantially the same as one voted on at any special meeting during the preceding 12 months. Under the Bylaws, if the Company calls a special meeting for the purpose of electing one or more directors, any stockholder of record at the time the notice is given who is entitled to vote at the meeting may nominate a person or persons for election by giving notice containing specified information to the Secretary not earlier than the 90th day before the meeting and not later than the later of the 60th day before the meeting or the 10th day after the day on which a public announcement is first made of the date of the meeting and the nominees proposed by the Board. Only persons nominated in accordance with procedures specified in the Bylaws are eligible to serve as directors and only the business specified in the notice of the meeting may be conducted at the meeting.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

    The Bylaws establish procedures for nominations or other business brought by stockholders at annual meetings. Under these procedures, a stockholder entitled to vote in the election of directors generally may nominate one or more persons for election to the Board or propose other business at an annual meeting only if the stockholder gives notice to the Secretary of the Company not less than 60 nor more than 90 days before the first anniversary of the preceding year's annual meeting. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, to be timely, notice by the stockholder must be delivered not earlier than the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the tenth day following the day on which public announcement of the date of such meeting was first made. Such notice must contain specified information. For example, in the case of a nomination by a stockholder, the notice must include the information about each nominee that is required to be disclosed pursuant to the proxy rules under the Exchange Act. The Company's next stockholders' meeting is expected to take place in mid-1997.

AMENDMENTS TO ORGANIZATIONAL DOCUMENTS

    Section 2-604 of the MGCL and Article 7 of the Charter govern amendments to the Charter. After the Board proposes a charter amendment, the affirmative vote of the holders of a majority of the outstanding voting stock, voting together as a single class, is required to amend the Charter. The Bylaws provide that the Board has the exclusive power to adopt, alter or repeal any provision of the Bylaws, except for the provision relating to the application of the control share acquisition provisions of the MGCL, which may not be amended or repealed, in whole or in part, without the prior written consent of Ray L. Hunt (or any affiliate of Ray L. Hunt) and USAA. See "Certain Provisions of Maryland Law and of the Charter and Bylaws--Control Share Acquisitions."

LIABILITY AND INDEMNIFICATION OF CERTAIN PERSONS

    The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liabilities to the maximum extent permitted by Maryland law.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not), to indemnify a director or officer who has been successful on the merits or otherwise, in defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of an active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for any adverse judgment in a suit by or in the right of a corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

    The Charter obligates the Company to the maximum extent permitted by Maryland law to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer of the Company or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Charter also permits the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any other capacity as described above and to any employee or agent of the Company or a predecessor of the Company.

    The Company has entered into indemnification agreements with each of its officers and directors. The indemnification agreements require, among other matters, the Company indemnify its executive officers and directors to the fullest extent permitted by law and advance to the officers all related expenses, subject to reimbursement, if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or stockholders to eliminate the rights it provides. It is the position of the SEC that indemnification of directors and officers for liability under the Securities Act is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

COMMON STOCK

    Article 4 of the Charter authorizes the Company to issue up to 175 million shares of Common Stock, of which 13,596,370 shares were outstanding at March 31, 1997. The holders of shares of Common Stock have the right to vote on all matters for which a common stockholder is entitled to vote at all meetings of the stockholders of the Company, and will be entitled to one vote for each share of Common Stock entitled to vote at such a meeting. Common Stock is subject to ownership limits and restrictions on transfer. See "Description of Stock."

PREFERRED STOCK

    Article 4 of the Charter authorizes the Company to issue up to 25 million shares of Preferred Stock, of which 2,272,727 shares of Series B Preferred Stock are presently outstanding. Preferred Stock, like Common Stock, is subject to ownership limits and restrictions on transfer. See "Description of Stock-- Restrictions on Ownership and Transfer."

    Subject to any limitations imposed by the NYSE and the rights of the holders of shares of Series B Preferred Stock, the Company may, without stockholder approval, issue shares of Preferred Stock in classes and series, and may establish from time to time the number of shares to be included in each such class or series, and fix the designation, powers, preferences and the rights of the shares of each such class or series and the qualifications, limitations and restrictions of each. Except as otherwise provided by law, the holders of the Preferred Stock have and will have only such voting rights as are provided for or expressed in the resolutions of the Board relating to such Preferred Stock.

    The Board believes it is desirable for the Company to have Preferred Stock available for possible future financing and acquisition transactions, stock dividends or distributions and other general corporate purposes. The availability of such shares for issuance in the future will give the Company greater flexibility in obtaining financing or in acquiring Properties by permitting such shares to be issued without the expense and delay of a special stockholders' meeting.

    The availability of Preferred Stock, however, entails risks. Under certain circumstances, shares of Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a takeover, engage in proxy contests, or otherwise gain control of the Company. The Board could authorize holders of Preferred Stock to vote as a class, either separately or with the holders of Common Stock, and with voting rights that are the same as or different from the voting rights of Common Stock, on the election of directors, or approval of a merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. See "Description of Stock--Preferred Stock" for a description of the voting rights of the Series B Preferred Stock. In addition, the shares of Preferred Stock could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. Such uses could enhance the Board's ability to deal with attempts to gain control of, or impose transactions upon, the Company that the Board believes are coercive, unfair or otherwise not in the best interests of the Company and all of its stockholders, but which certain stockholders may find attractive. It is also possible that the dividend requirements and sinking fund, conversion or redemption provisions, if any, which may be fixed by the Board for any class or series of Preferred Stock at the time of issuance may have an adverse effect on the availability of earnings for distribution to holders of Common Stock or for other corporate purposes.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following is a general summary of the material federal income tax considerations affecting the Company and holders of Common Stock. Vinson & Elkins L.L.P. counsel to the Company, has reviewed the following discussion and is of the opinion that it fairly summarizes the material federal income tax considerations to a holder of the Common Stock based on current law. This discussion is directed principally at stockholders who are individual United States citizens or residents. No attempt has been made to comment on all federal income tax consequences of the ownership of Common Stock. The summary does not address considerations that may be relevant to particular stockholders, including stockholders who are subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions or broker-dealers), nor does it address any tax consequences under the laws of any state, local or foreign jurisdiction. No rulings will be sought from the IRS or any other tax authorities concerning the federal, state, local or other tax considerations relevant to the Company's operations or REIT status, or to the purchase, ownership or disposition of Common Stock. Because the following is only a summary, it is qualified in its entirety by the applicable provisions of the Code and the regulations adopted under the Code, court decisions, and the rulings and other pronouncements of the IRS, all of which are subject to change, possibly with retroactive effect.

    EACH PROSPECTIVE STOCKHOLDER OF THE COMPANY IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR ABOUT THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE OWNERSHIP OR DISPOSITION OF SHARES OF COMMON STOCK, PARTICULARLY IN LIGHT OF THAT STOCKHOLDER'S SPECIFIC CIRCUMSTANCES.

FEDERAL INCOME TAXATION OF THE COMPANY

    The Company believes that since its formation, it has been organized and operated in a manner that permits it to satisfy the various requirements for taxation as a REIT under the applicable provisions of the Code. The rules governing REIT's are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on operating results. While the Company believes it has satisfied these tests since its formation and plans to use its best efforts to do so on a continuing basis, no assurance can be given that such requirements will be met or that the Company will qualify as a REIT for any particular year.

    In the opinion of Vinson & Elkins L.L.P., commencing with the Company's initial taxable year ended December 31, 1995, if the Company is organized and operated as described in this Prospectus, the Company will be able to qualify as a REIT. It must be emphasized that this opinion is based and conditioned on various assumptions and representations of the Company and its officers that are described below. The Company's qualification as a REIT depends upon its ability to meet, through actual annual operating results, the various qualification tests imposed under the Code that are discussed below, the results of which will not be monitored or reviewed by Vinson & Elkins L.L.P. While the Company expects to satisfy these tests and plans to use its best efforts to do so, no assurance can be given that actual operations will meet these requirements and that the Company will qualify as a REIT for any particular year. The opinion of Vinson & Elkins L.L.P. is not binding on the IRS or any court. The opinion of Vinson & Elkins L.L.P. is based upon existing law, IRS regulations and currently published administrative positions of the IRS and judicial decisions, all of which are subject to change either prospectively or retroactively.

    If the Company qualifies for taxation as a REIT, it generally will not be subject to Federal corporate income tax on that portion of its ordinary income or net capital gain that is currently distributed to stockholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid to stockholders substantially eliminates the Federal "double taxation" on earnings (once at the corporate level and once again at the stockholder level) that usually results from investments in a corporation.

    Even if the Company qualifies for taxation as a REIT, however, the Company may be subject to Federal income or excise tax, including the following: First, the Company will be taxed at regular corporate rates on its undistributed REIT taxable income, including undistributed net capital gain. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax." Third, if the Company has net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by the Company by foreclosure or otherwise on default on a loan secured by such property) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy either the 75% or 95% gross income test (discussed below) but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails either of the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company fails to distribute during a year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior years, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company should acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and the Company subsequently recognizes gain on the disposition of such asset during the ten-year period beginning on the date on which the asset was acquired by the Company, then, to the extent of the excess of the fair market value of the asset over its adjusted basis upon its acquisition by the Company, such gain will be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS.

REQUIREMENTS FOR QUALIFICATION

    The Code defines a REIT as a corporation, trust or association: (a) that is managed by one or more directors or trustees, (b) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (c) that would be taxable as a domestic corporation but for the REIT provisions of the Code, (d) that is neither a financial institution nor an insurance company subject to certain provisions of the Code, (e) the beneficial ownership of which is held by 100 or more persons, and (f) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities). The Company expects to meet each of these requirements. In addition, certain other tests, described below, regarding the nature of its income and assets also must be satisfied, which the Company anticipates. The Code provides that conditions (a) through (d), inclusive, must be met during the entire taxable year and that conditions (e) and (f) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (e) and
(f) (the "100-Stockholder Requirement" and "Five-or-Fewer Requirement") do not apply for the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (e) and (f), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of conditions (f).

    To protect against violations of the stock ownership requirements, the Charter provides that no person (other than an "Excepted Holder") is permitted to own, applying certain constructive ownership tests, more than 8.5% of the lesser of the number or value of the outstanding shares of any class of the Company's stock (the "Ownership Limit"). An Excepted Holder is a person whom the Board has determined will be permitted to hold shares in excess of the Ownership Limit, based upon appropriate representations and undertakings designed to protect the Company's REIT status (such as information establishing that the Excepted Holder is treated as a "look-through" entity in applying the REIT stock ownership tests and that the deemed ownership of the Company shares through it will be appropriately dispersed so as not to jeopardize the Company's REIT status). Each Excepted Holder will be subject to a separate ownership limit as specified by the Board. Attempted transfers of shares of the Company's stock that would violate the ownership limits (or related restrictions contained in the Charter or Excepted Holder Agreements) generally will cause the number of shares in excess of the limit to be transferred automatically to a trust for the benefit of a charitable beneficiary rather than to the purported transferee.

    To monitor the Company's compliance with the share ownership requirements, the Company is required to maintain records disclosing the actual ownership of its stock. To do so, the Company must demand written statements each year from the record holders of 5% or more of its shares. (If the Company were to have less than 2,000 record stockholders, the demand would have to be made to record holders of smaller percentages of the shares.) In those statements, the record holders are to disclose who actually owns the shares (that is, the persons required to include the Company's dividends in their gross incomes). The Company must maintain a list of those persons who fail or refuse to comply with this demand. Such stockholders must submit a statement with their tax returns disclosing the actual ownership of the shares of stock and certain other information.

    GROSS INCOME TESTS. In order to qualify as a REIT for a particular year, the Company also must meet three tests governing the sources of its gross income that are designed to ensure that the Company earns its income principally from passive real estate investments. In evaluating a REIT's income under the income tests, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT invests, and any such income will retain the character that it has in the hands of the partnership. The Company may, from time to time, own and operate a number of its properties through "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and such items of the REIT.

    SEVENTY-FIVE PERCENT GROSS INCOME TEST. At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The key permitted categories are: (a) rents from real property; (b) interest on loans secured by real property; (c) gain from the sale of real property or real property loans (excluding gain from the sale of property that is held primarily for sale to customers in the ordinary course of a trade or business, which is referred to below as "dealer property"); (d) income from the operation and gain from the sale of certain property acquired in connection with the foreclosure of a mortgage securing that property or upon a default on a lease of the property ("foreclosure property");
(e) distributions on, or gain from the sale of, shares of other REITs and (vi) "qualified temporary investment income" (described below).

    In evaluating the Company's compliance with the 75% income test (as well as the 95% income test described below), gross income does not include gross income from "prohibited transactions." A prohibited transaction is a sale of dealer property, not including foreclosure property and certain dealer property held by the Company for at least four years.

    The Company expects that substantially all of its operating gross income from its properties will be considered rent from real property. Rent from real property is qualifying income for purposes of the 75% income test only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. The Company does not expect to earn material amounts of income from services rendered to tenants or from personal property.

    Rent from real property generally does not include rent based on the income or profits derived from the property, unless the computation is based only on a fixed percentage of receipts or sales. Also excluded is rent received from a person or corporation in which the Company (or any of its 10% or greater owners) owns a 10% or greater interest. The Company does not expect to earn income in these two excluded categories.

    A third exclusion covers amounts received with respect to real property if the Company furnishes services to the tenants or manages or operates the property, other than through an "independent contractor" from whom the Company does not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if any services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant (applying standards that govern in evaluating whether rent from real property would be unrelated business taxable income when received by a tax-exempt owner of the property). The Company generally will directly operate and manage its properties without using an "independent contractor," although independent contractors may be employed to perform certain day-to-day property management duties, such as collection of rents and routine maintenance. The Company believes that the only material services to be provided to tenants will be those usually or customarily rendered in connection with the rental of space for occupancy only. The Company does not provide services that might be considered rendered primarily for the convenience of the tenants. The Company believes that substantially all its income from the properties will be qualifying income under the 75% income test.

    A portion of the proceeds of the Offering may be invested in interest-bearing accounts and an investment fund or funds that invest substantially all their assets in diversified portfolios of U.S. dollar-denominated "money market" instruments (such as bank certificates of deposit and bankers acceptances, commercial paper and repurchase agreements) and obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities. The interest and dividend income earned on those funds should be includable under the 75% income test as "qualified temporary investment income" (which includes income earned on stock or debt instruments acquired with the proceeds of a stock offering, not including amounts received under a dividend reinvestment plan). Qualified temporary investment income treatment only applies during the one-year period beginning when a REIT receives the new capital.

    Upon the Company's ultimate sale of its properties, any gains realized are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

    NINETY-FIVE PERCENT GROSS INCOME TEST. In addition to earning 75% of its gross income from the sources listed above, at least an additional 20% of the Company's gross income for each taxable year must come either from those sources, or from dividends, other interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

    THIRTY PERCENT GROSS INCOME TEST. The Company also must earn less than 30% of its gross income in each taxable year from the sale or other disposition of:
(a) real property and loans secured by real property held for less than four years (other than foreclosure property and involuntary conversions); (b) stock or securities held for less than one year; and (c) property in a prohibited transaction. The 30% income test does not have a reasonable cause exception as do the 75% and 95% income tests. Consequently, a failure to meet the 30% income test would terminate the Company's status as a REIT automatically. Because the Company expects to hold its properties for long-term investment and does not anticipate selling them within four years after they were acquired, the Company expects to comply with this requirement.

    FAILING THE BASIC GROSS INCOME TESTS. As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources (such as brokerage commissions or other fees for services rendered). While the Company does not anticipate that it will earn substantial amounts of nonqualifying income, if nonqualifying income exceeds 5% of the Company's gross income, the Company could lose its status as a REIT. If a REIT fails to meet either the 75% or 95% income tests during any taxable year, it may still qualify as a REIT for that year if the failure was due to reasonable cause and certain relief provisions apply, although a special penalty tax may be owed. See "--Federal Income Taxation of the Company."

    ASSET TESTS. In order to qualify as a REIT for a particular year, on the last day of each calendar quarter the Company also must meet two tests concerning the nature of its investments. First, at least 75% of the value of the Company's total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, "real estate assets" include interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs, certain options, and for the one year-period following receipt of new capital, stock and debt instruments acquired with that new capital. Real estate assets do not include mineral, oil or gas royalty interests. Second, although the balance of the Company's assets generally may be invested without restriction, except for securities that are considered real estate assets, the Company will not be permitted to own: (a) securities of any one nongovernmental issuer that represent more than 5% of the value of the Company's total assets; or (b) more than 10% of the outstanding voting securities of any single issuer. A REIT may, however, own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. The Company may, from time to time, hold certain properties through qualified REIT subsidiaries. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

    The Company anticipates that it will comply with these asset tests. As was described above, for a temporary period, some of the proceeds of the Offering may be invested principally in interest-bearing accounts and an investment fund or funds that invest substantially all their assets in diversified portfolios of U.S. dollar-denominated "money market" instruments (such as bank certificates of deposit and bankers acceptances, commercial paper and repurchase agreements) and obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, which should constitute qualifying assets, at least during the initial one-year period following the Offering. Substantially all of the Company's other investments will be in properties that should represent qualifying real estate assets.

    ANNUAL DISTRIBUTION REQUIREMENT. To maintain REIT status, the Company generally must distribute to its stockholders in each taxable year at least 95% of its net ordinary income (capital gain is not required to be distributed). More precisely, the Company must distribute an amount equal to: (a) 95% of the sum of (i) its "REIT Taxable Income" before the deduction for dividends paid and excluding any net capital gain and (ii) any net income from foreclosure property less the tax on such income, minus (b) certain limited categories of "excess non-cash income." REIT Taxable Income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with certain modifications. For example, net income from foreclosure property and net income from prohibited transactions are excluded. In addition, the REIT may carry over, but not carry back, a net operating loss for 15 years after the year in which it was incurred.

    A REIT may satisfy the 95% distribution test with dividends paid during the taxable year and with certain dividends paid after the end of the taxable year. Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to stockholders of record during the last calendar quarter of that prior year are treated as paid on December 31 of the prior year (both for the Company and its stockholders). Because dividends that are paid in a subsequent year and fail to meet this test will be subject to a nondeductible 4% excise tax, the Company anticipates distributing its fourth quarter dividends within the taxable year, or by January 31 of the following year. Dividends declared before the due date of the Company's tax return for the taxable year (including extensions) also will be treated as paid in the prior year (although subject to the excise tax) if they are paid: (a) within 12 months of the end of such taxable year; and (b) no later than the Company's next regular distribution payment. Dividends that are paid after the close of a taxable year and do not qualify under the rule governing payments made in January will be taxable to the stockholders in the year paid, even though they may be taken into account by the Company for a prior year.

    The Company will be taxed at regular corporate rates to the extent that it retains any portion of its taxable income. For example, if the Company only distributes the required 95% of its taxable income, it would be taxed on the retained 5%. The Company currently intends to distribute sufficient income to satisfy the annual 95% distribution requirement. Under certain circumstances, however, the Company may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for the Company's funds, or due to timing differences between tax reporting and cash receipts and disbursements (income may have to be reported before cash is received, or expenses may have to be paid before a deduction is allowed). Although the Company does not anticipate difficulties in meeting this requirement, no assurance can be given that the necessary funds will be available. If the Company fails to make a required distribution, it would lose its REIT status.

    If the Company fails to meet the 95% distribution requirement because of an adjustment to the Company's taxable income by the IRS, the Company may be able to cure the failure retroactively by paying to its stockholders a "deficiency dividend" (as well as paying applicable interest and penalties to the IRS) within a specified period.

    SPECIAL DISTRIBUTION REQUIREMENT; BUILT-IN GAIN RULES. The Code and regulations provide that a corporation may be taxed as a REIT only if it has no earnings and profits accumulated in any non-REIT year (including amounts attributable to entities merged into the REIT). The Company expects to be treated as a REIT from inception and does not believe that it inherited any earnings and profits from any of the Merged Trusts that were accumulated during any non-REIT years. Pursuant to IRS Notice 88-19, if a REIT acquires the assets of a C corporation in a tax-free transaction, unless the REIT makes a special election to recognize any built-in gain over a ten-year period, the C corporation is treated as having disposed of the assets in a taxable transaction immediately before the transfer to the REIT. Due to the REIT status of the Merged Trusts, the Company does not believe that these requirements apply to the

Company or the Merged Trusts. If the IRS were to challenge successfully the REIT status of one or more of the Merged Trusts during any period prior to the Merger, depending upon the specific circumstances, the rules applicable to transfers from C corporations to REITs might adversely affect the Company's ability to qualify as a REIT.

FAILURE TO QUALIFY AS A REIT

    For any taxable year in which the Company fails to qualify as a REIT, it would be taxed at the usual corporate rates on all of its taxable income. Distributions to its stockholders would not be deductible in computing that taxable income and distributions would no longer be required under the Code. Any corporate level taxes generally would reduce the amount of cash available to the Company for distribution to its stockholders or for reinvestment. Because the stockholders would continue to be taxable on the distributions they receive, the net after-tax yield to the stockholders from their investment in the Company likely would be reduced substantially. As a result, the Company's failure to qualify as a REIT during any taxable year could have a material adverse effect on the Company and its stockholders. If the Company loses its REIT status, unless certain relief provisions apply, the Company would not be eligible to elect REIT status again until the fifth taxable year that begins after the first year for which the Company's election was terminated.

    If, after forfeiting its REIT status, the Company later qualifies and elects to be taxed as a REIT again, the Company may face additional adverse tax consequences. Prior to the end of the year in which the Company sought to qualify again as a REIT, the Company would be required to make distributions sufficient to eliminate any earnings and profits accumulated during its period of non-REIT status. Moreover, under IRS Notice 88-19, immediately prior to the effectiveness of the election to return to REIT status, the Company would be treated as having disposed of all of its assets in a taxable transaction, triggering taxable gain with respect to the Company's appreciated assets. In that event, however, under current law the Company would be permitted to elect an alternative treatment under which those gains would be taken into account only as and when they actually were recognized upon sales of the appreciated property occurring within a ten-year period (certain proposed legislation might eliminate this alternative treatment, in which case the Company might choose to remain a C corporation). The Company would be required to distribute at least 95% of any such recognized gains, but it would not receive the benefit of a dividends-paid deduction to reduce those taxable gains. Thus, any such gains on appreciated assets would be subject to double taxation (that is, at the corporate level as well as the stockholder level).

TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS

    Distributions generally will be taxable to stockholders as ordinary income to the extent of the Company's earnings and profits. Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year will generally be treated as if received by the stockholders on December 31 of the calendar year during which they were declared. Distributions paid to stockholders will not constitute passive activity income and, as a result, generally cannot be offset by losses from passive activities of a stockholder who is subject to the passive activity rules.

    Distributions designated by the Company as capital gains dividends generally will be taxed as long-term capital gains to stockholders to the extent that the distributions do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of any such capital gains dividends as ordinary income. Distributions by the Company, whether characterized as ordinary income or as capital gains, are not eligible for the 70% dividends received deduction for corporations. Stockholders are not permitted to deduct losses or loss carryforwards of the Company. Future regulations may require that stockholders take into account, for purposes of computing their individual alternative minimum tax liability, certain tax preference items of the Company.

    The Company may generate cash in excess of its net earnings. If the Company distributes cash to stockholders in excess of the Company's current and accumulated earnings and profits, the excess cash will be deemed to be a nontaxable return of capital to each stockholder to the extent of the adjusted tax basis of the stockholder's shares, and the distribution will reduce the stockholder's basis (but not below zero). Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A stockholder who has received a distribution in excess of the current and accumulated earnings and profits of the Company may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced by that distribution will be used for purposes of computing the amount of the gain or loss.

    Generally, gain or loss realized by a stockholder upon the sale of shares will be reportable as capital gain or loss. If a stockholder receives a capital gain dividend from the Company and sells the shares before holding them for more than six months, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding capital gain dividend received.

    In any year in which the Company fails to qualify as a REIT, its stockholders generally will continue to be treated in the same fashion described above, except that the Company dividends will not be eligible for treatment as capital gains dividends, corporate stockholders will qualify for the dividends received deduction and the stockholders will not be required to report any share of the Company's tax preference items.

    ackup Withholding The Company will report to its stockholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a stockholder is subject to backup withholding, the Company will be required to deduct and withhold from any dividends payable to that stockholder a tax of 31%. These rules may apply: (i) when a stockholder fails to supply a correct taxpayer identification number; (ii) when the IRS notifies the Company that the stockholder is subject to the rules or has furnished an incorrect taxpayer identification number; or (iii) in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required. A stockholder who does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be creditable against the stockholder's federal income tax liability. The Company also may be required to withhold a portion of capital gain distributions made to stockholders who fail to certify their non-foreign status to the Company.

TAXATION OF DOMESTIC TAX-EXEMPT STOCKHOLDERS

    In 1993, the federal income tax laws were changed to facilitate investments by pension funds in REITs. As described above, a corporation cannot be a REIT if more than 50% of the value of its stock is owned by five or fewer individuals at any time during the last half of a taxable year. In applying this test, pension trusts (and certain other tax-exempt stockholders) formerly were treated as single individuals. Beginning in 1994, however, a qualified pension trust generally has not been considered a single individual in evaluating a REIT's ownership. Instead, beneficiaries of the pension trust are treated as holding the pension trust's stock investment in the REIT in proportion to their actuarial interests in the pension trust.

    In general, a tax-exempt entity that is a stockholder of the Company will not be subject to tax on distributions from the Company or gain realized on the sale of shares. In Revenue Ruling 66-106, the IRS ruled that a REIT's distributions to a tax-exempt employees' pension trust did not constitute unrelated business taxable income. However, when the law was changed to relax the stock ownership restrictions applicable to pension plan investors, a related change was made for unrelated business income tax purposes. This provision applies only if a REIT is a "Pension-Held REIT." In that case, those pension trusts owning more than 10% of the value of the REIT's stock may be required to report a portion of any dividends they receive from the REIT as unrelated business taxable income. One aspect of the definition of a Pension-Held REIT requires that either one pension trust must own more than 25% of the value of the REIT's stock, or one or more pension trusts (each of which owns more than 10%) must own in the aggregate more than 50% of the value of the REIT's stock. The Company does not believe that it will be a Pension-Held REIT and, accordingly, these provisions are not expected to cause its stockholders that are pension trusts to receive dividends that will be considered unrelated business taxable income. A tax-exempt entity, however, may be subject to the unrelated business income tax on dividends from or gain on the Company's shares to the extent that the tax-exempt entity financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code.

    For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (9), (17) and (20) of the Code, respectively, income from an investment in the Company will constitute unrelated business taxable income unless the organization is able to deduct amounts properly set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by the investment in the Company. These investors must consult their own tax advisors concerning the "set aside" and reserve requirements.

TAXATION OF FOREIGN STOCKHOLDERS

    The rules governing United States income, gift and estate taxation of foreign entities and individuals who are neither citizens nor residents of the U.S. are complex. They depend not only upon U.S. tax principles, but also upon the treaties, if any, between the U.S. and the countries of the foreign investors. The following discussion is only a summary of certain U.S. federal income tax considerations potentially affecting foreign stockholders of the Company, who must consult with their own advisors to evaluate all relevant tax considerations.

    The character of distributions on the Company's shares generally will be determined in the same fashion for foreign stockholders as for domestic stockholders (that is, a distribution may be categorized as a taxable ordinary income dividend paid out of the Company's current or accumulated earnings and profits, a nontaxable return of capital, a distribution in excess of the stockholder's basis that is taxable as gain from sale of the shares or a capital gain dividend). See "--Taxation of Taxable Domestic Stockholders."

    If income or gain from the shares is effectively connected with a U.S. trade or business conducted by a foreign stockholder ("effectively connected income"), it generally will be subject to regular U.S. income taxes at graduated rates rather than to the withholding tax described below. Foreign stockholders whose income from the shares is effectively connected income may file an IRS Form 4224 with the Company certifying to that effect. Such income may be subject to the alternative minimum tax, and a special alternative minimum tax may apply to nonresident alien individuals. Foreign corporate stockholders receiving effectively connected income from the shares also may be subject to an additional 30% branch profits tax, unless certain exemptions apply.

    Foreign stockholders whose income from the shares is not effectively connected income generally will be subject to withholding at a 30% rate on ordinary income dividends paid by the Company, unless an applicable tax treaty reduces that rate. For this purpose, however, ordinary income distributions will be presumed to represent dividends paid out of earnings and profits, rather than nontaxable returns of capital or capital gains. If such a distribution is later determined to have exceeded earnings and profits, an affected foreign stockholder may claim a refund for excess withholdings.

    Any distributions that are attributable to gain from the sale of United States real property interests (whether or not specifically designated as capital gain dividends) will be subject to the Foreign Investment in Real Property Tax Act ("FIRPTA"). Under FIRPTA, those distributions will be treated as gains that are effectively connected income and generally will be taxed at regular U.S. capital gains tax rates. As a means of collecting this tax, the Treasury Regulations require the Company to withhold 35% of any distributions to foreign stockholders that the Company could designate as capital gains dividends. If the amount of the FIRPTA withholding exceeds the applicable tax, the foreign stockholder may obtain a refund.

    Gain from the sale of shares generally will not be subject to U.S. taxation. The sale of shares generally will not be subject to FIRPTA because the Company should qualify as a "domestically-controlled REIT" (only a minority, if any, of the Company's stockholders are expected to be foreign stockholders). If any capital gain dividends or gains from the sale of shares constitute effectively connected income, however, regular U.S. taxes may apply as described above. If a nonresident alien stockholder is present in the U.S. for 183 days or more during the year for which the gains are reportable and has a "tax home" in the U.S., a 30% tax may apply to the capital gains.

    Upon the death of a foreign individual stockholder, the stockholder's shares will be treated as part of the stockholder's U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.

POSSIBLE TAX LAW CHANGES

    The anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Congress at any time may consider changes to the tax laws, and any such legislation may affect the treatment of real estate investments, in general, or REITs in particular. For example, similar bills involving the tax treatment of REITs were introduced in both the House of Representatives (H.R. 2121, introduced July 26, 1995) and the Senate (S. 1297, introduced September 29, 1995). The specific proposals generally are designed to make it easier for taxpayers to comply with the highly-technical REIT rules. Similar provisions were also included in the House version, but not the Senate or conference agreement versions, of the Revenue Reconciliation Act of 1995 (H.R. 2491 approved by the House on October 26, 1995, and by the Senate on October 27, 1995, and vetoed by the President on December 6, 1995). The Clinton administration has also proposed certain legislation (one of the revenue raising proposals in the administration's budget proposal released on March 19, 1996) that would require immediate recognition of built-in gains of certain large C corporations (with a stock value in excess of $5 million) that elect to be taxed as REITs (potentially applicable if a REIT loses its REIT status and then seeks to requalify) or of large C corporations the assets of which are acquired by REITs in tax-free transactions (effectively repealing the ability to elect under IRS Notice 88-19 to report any such built-in gains only to the extent that they are recognized when and if the appreciated assets are sold during a ten-year period). No prediction can be made as to whether these or any other changes to the REIT tax rules will be implemented, or whether any changes that might take effect would adversely affect the Company's ability to qualify as a REIT or the treatment of the Company's stockholders.

STATE AND LOCAL TAXES

    The Company will be subject to the taxing jurisdiction of each state in which it owns properties or otherwise engages in business. Stockholders also may be subject to state or local taxes in various jurisdictions, including those in which they reside or transact business. The state or local tax treatment may differ from the federal income tax treatment described above. As a general matter, however, stockholders receiving dividends from the Company are likely to be taxable on those amounts only in their states of residence. Because of the potential diversity of the state and local rules, this Prospectus does not include a discussion of state or local taxation of the Company or the stockholders, nor is any representation made as to the tax status of the Company or the stockholders in any state or local jurisdiction. All stockholders must consult their own tax advisors concerning the possible application of any state or local tax laws.

                                    EXPERTS

    The consolidated financial statements and related schedules of the Company included in the Company's annual report on Form 10-K for the year ended December 31, 1996 incorporated by reference herein and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports, and have been incorporated by reference herein and in the Registration Statement in reliance upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The legality of the Offered Securities will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. Certain legal matters described under "Federal Income Tax Considerations" will be passed upon for the Company by Vinson & Elkins L.L.P., Dallas, Texas.

                                    GLOSSARY

    "AMERITECH" means State Street Bank and Trust Company, as trustee for the Ameritech Pension Trust (or any successor trustee).

    "ASSET PURCHASE" means the sale by Trust 83 to the Company of all of Trust 83's properties (except the Charleston Business Park property) and certain other assets, in accordance with the Amended and Restated Asset Purchase Agreement between the Company and Trust 83 dated as of November 10, 1995.

    "BOARD" means the board of directors of the Company.

    "BYLAWS" means the Second Amended and Restated Bylaws of the Company.

    "CHARTER" means the Third Amended and Restated Articles of Incorporation of the Company.

    "CODE" means the Internal Revenue Code of 1986, as amended, together with its predecessor.

    "COMMISSION" means the Securities and Exchange Commission.

    "COMMON STOCK" means the Company's common stock, par value $.001 per share.

    "COMPANY" means Meridian Industrial Trust, Inc., a Maryland corporation.

    "CONSOLIDATION TRANSACTIONS" means the Merger and the Asset Purchase.

    "CONTROL SHARE" means voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquiror thereof or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy) would entitle the acquiror to exercise voting power in electing directors within any of the following ranges of voting power: (i) one-fifth or more but less than one-third;
(ii) one-third or more but less than a majority; or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

    "CONTROL SHARE LAW" means Sections 3-701 through 3-709 of the MGCL.

    "CONVERSION PRICE" means the price at which the Series B Preferred Stock may be converted into Common Stock at the option of the holder.

    "EQUITY STOCK" means Common and Preferred Stock of the Company.

    "EXCEPTED HOLDERS" means a person whom the Board has determined will be permitted to hold shares in excess of the Ownership Limit, based upon appropriate representations and undertakings designed to protect the Company's REIT status.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "FIRPTA" means the Foreign Investment in Real Property Act.

    "FIVE OR FEWER REQUIREMENT" means the requirement under the Code that not more than 50% in value of the Company's outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year (other than the first year).

    "FUNDS FROM OPERATION" means, in accordance with the resolution adopted by the Board of Governors of NAREIT, net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustment from unconsolidated partnerships and joint ventures.

    "HUNT" means Hunt Realty Acquisitions, L.P., a Delaware limited partnership.

    "HUNT REALTY" means Hunt Realty Corporation, a Delaware corporation.

    "INDEPENDENT DIRECTOR" means a director of the Company who is not an officer, full-time employee or member of the immediate family of an officer in full-time employment of the Company.

    "INTERESTED STOCKHOLDER LAW" means the provisions of the MGCL (Sections 3-601 through 3-604) that place restrictions on transactions between Maryland corporations and stockholders who have acquired 10% or more of a corporation's stock.

    "INTERESTED STOCKHOLDERS" means, in accordance with the MGCL, any person who owns 10% or more the voting power of a corporation's shares.

    "IRS" means the Internal Revenue Service.

    "LIBOR" means the London Interbank Offered Rate.

    "MERGED TRUSTS" means Trust IV, Trust VI and Trust VII all of which were merged into the Company on February 23, 1996.

    "MERGER" means the merger of Trusts IV, VI and VII into the Company in accordance with the Merger Agreement and applicable law.

    "MERGER AGREEMENT" means the Amended and Restated Agreement and Plan of Merger dated as of November 10, 1995 among the Merged Trusts and the Company.

    "MERGER WARRANTS" means the warrants to purchase shares of Common Stock to be issued by the Company to the holders of Trust VI common stock and Trust VII common stock in connection with the Merger.

    "MORTGAGE LOAN" means the Loan Administration Agreement between the Prudential Insurance Company of America and the Company, as amended.

    "MGCL" means the Maryland General Corporation Law, as amended from time to time.

    "NYSE" means the New York Stock Exchange.

    "ORGANIZATIONAL DOCUMENTS" means the Charter and Bylaws.

    "OTR" means OTR, an Ohio general partnership acting on behalf of and as nominee for The State Teachers Retirement Board of Ohio.

    "OWNERSHIP LIMIT" means the restriction contained in the Charter providing that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 8.5% of the lesser of the number or value of the outstanding shares of any class of the Company's stock.

    "PREFERRED STOCK" means all series of preferred stock of the Company.

    "PREFERRED STOCK PRIVATE PLACEMENT" means the private placement of shares of the Series B Preferred Stock to Ameritech and OTR.

    "PROHIBITED OWNER" means the person who would otherwise be considered the owner of Shares-in-Trust had such shares not been transferred to a trustee because such owner violated the Ownership Limit.

    "PROPERTIES" means all of the properties owned by the Company.

    "PROSPECTUS" means this prospectus.

    "RECAPITALIZATION" means the May 31, 1995 closing of the transactions under the stock purchase agreements between Hunt and each of the Merged Trusts and the stock purchase agreements between USAA and each of the Merged Trusts, and the concurrent restructuring or retirement of the Trusts' indebtedness.

    "REFINANCING" means (i) the retirement of certain Trust indebtedness that took place when the Consolidation Transactions closed using the net proceeds of the Preferred Stock Private Placement and (ii) the availability of funds under the Unsecured Credit Facility.

    "REIT" means a real estate investment trust meeting the requirements of Sections 856 through 860 of the Code.

    "REIT TAXABLE INCOME" means taxable income of a REIT, computed as if it were an ordinary corporation, with certain modifications.

    "RULE 144" means Rule 144 adopted by the SEC under the Securities Act.

    "RULE 145" means Rule 145 adopted by the SEC under the Securities Act.

    "SEC" means the Securities and Exchange Commission.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SERIES A PREFERRED STOCK" means the Series A Preferred Stock, par value $.001 per share of the Company that was redeemed or canceled in the Merger.

    "SERIES B PREFERRED STOCK" means the Series B Preferred Stock, par value $.001 per share, of the Company issued in the Preferred Stock Private Placement.

    "SHARES-IN-TRUST" means shares of Equity Stock (including warrants or options to acquire Equity Stock) that would be automatically transferred to a trustee for the benefit of a charitable beneficiary because they would cause a person to be treated as owning Equity Stock in violation of the Company's Ownership Limit.

    "STOCK PLAN" means the Amended and Restated Employee and Director Incentive Stock Plan of the Company.

    "TRUST 83" means Meridian Point Realty Trust '83, a California business trust.

    "TRUST IV" means Meridian Point Realty Trust IV Co., a Missouri corporation that merged into the Company on February 23, 1996.

    "TRUST VI" means Meridian Point Realty Trust VI Co., a Missouri corporation that merged into the Company on February 23, 1996.

    "TRUST VII" means Meridian Point Realty Trust VII Co., a Missouri corporation that merged into the Company on February 23, 1996.

    "TRUSTS" means Trust VI, Trust VI, Trust VII and Trust 83, collectively.

    "USAA" means USAA Real Estate Company, a Delaware corporation which is an indirect, wholly-owned subsidiary of United Services Automobile Association, a reciprocal interinsurance exchange formed under the Texas Insurance Code.

    "USAA OPTION" means the option USAA granted to the Company to purchase certain industrial property located in Lakeland, Florida and the right of first refusal to purchase certain land and improvements located in Chicago, Illinois.

    "USAA WARRANT" means the warrant to purchase shares of Common Stock that the Company issued to USAA as consideration for the USAA Option.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN A PROSPECTS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT ANY INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    2
Incorporation by Reference................................................    2
The Company...............................................................    3
Use of Proceeds...........................................................    3
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends..........    3
Description of Debt Securities............................................    3
Description of Stock......................................................   16
Description of Warrants...................................................   24
Plan of Distribution......................................................   25
Certain Provisions of Maryland Law and of the Charter and Bylaws..........   27
Federal Income Tax Considerations.........................................   32
Legal Matters.............................................................   42
Experts...................................................................   42
Glossary..................................................................   43

                                      LOGO

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS
                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                         , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, which will be borne by the Company:

SEC registration fee............................................  $ 181,818
Printing and duplicating expenses...............................    125,000
Legal fees and expenses.........................................    150,000
Blue sky fees and expenses (including legal fees)...............     25,000
Accounting fees and expenses....................................    100,000
Rating agency fees..............................................    225,000
Trustee and transfer agent fees (including counsel fees)........     50,000
Miscellaneous expenses..........................................     93,182
                                                                  ---------
    Total.......................................................  $1,000,000
                                                                  ---------
                                                                  ---------

ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS

    The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Charter (the "Charter") contains such a provision which eliminates such liabilities to the maximum extent permitted by Maryland law.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful on the merits or otherwise, in defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of an active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for any adverse judgment in a suit by or in the right of a corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain
(a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Company's bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

    The Charter obligates the Company to the maximum extent permitted by Maryland law to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer of the Company or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability which such person may become subject or which such person may incur by reason of his or her status as a current or former director or officer of the Company. The Charter also permits the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

    The Company has entered into indemnification agreements with each of its officers and directors. The indemnification agreements require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and advance to the officers all related expenses, subject to reimbursement, if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors of the Company or its stockholders to eliminate the rights it provides.

    It is the position of the SEC that indemnification of directors and officers for liability under the Securities Act is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER            EXHIBIT
------            --------------------------------------------------------------------------
  1.1*          -- Underwriting Agreement.

  4.1           -- The Company's Third Amended and Restated Articles of Incorporation
                    (incorporated by reference to Exhibit 3.1 to the Company's Registration
                    Statement on Form S-11, Registration No. 333-02322).

  4.2           -- Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No.
                    333-02322).

  4.3           -- Form of Certificate of Common Stock, par value $.001 per share, of the
                    Company (incorporated by reference to Exhibit 4.1 to the Company's
                    Registration Statement on Form S-11, Registration No. 333-02322).

  4.4*          -- Form of Indenture.

  4.6*          -- Form of Senior Debt Security.

  4.7*          -- Form of Subordinated Debt Security.

  4.8*          -- Form of Deposit Agreement.

  4.9*          -- Form of Depositary Receipt.

  4.10*         -- Form of Warrant Agreement.

  4.11*         -- Form of Warrant Certificate.

 5**            -- Opinion of Ballard Spahr Andrews & Ingersoll

 8*             -- Opinion of Vinson & Elkins L.L.P. regarding certain tax matters.

12**            -- Computation of consolidated ratios of earnings to combined fixed charges and Preferred Stock dividends.

 23.1**         -- Consent of Arthur Andersen LLP.

 23.2           -- Consent of Ballard Spahr Andrews & Ingersoll (included in the opinion filed as Exhibit 5 to this Registration Statement).

EXHIBIT
NUMBER            EXHIBIT
------            --------------------------------------------------------------------------
 23.3*          -- Consent of Vinson & Elkins L.L.P. (included in the opinion filed as
                    Exhibit 8 to this Registration Statement).

 24.0           -- Power of Attorney of directors and officers (included in the signature pages to this Registration Statement).

 25.0*          -- Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of trustee.

------------------------

*   To be filed.

**  Filed herewith.

ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Trustees, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, California, on the 4th day of April, 1997.

                                            MERIDIAN INDUSTRIAL TRUST, INC.

                                            By:                  /s/ ALLEN J. ANDERSON
                                                       -----------------------------------------
                                                                   Allen J. Anderson
                                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each of Meridian Industrial Trust, Inc., a Maryland corporation, and each of the undersigned directors and officers of Meridian Industrial Trust, Inc., hereby constitutes and appoints Allen S. Anderson and Milton K. Reeder [others] and each of them its or his true and lawful attorneys-in-fact and agents, for it or him and in its or his name, place and stead, in any and all capacities (unless revoked in writing), with full power to act alone, to sign any and all amendments to this registration statement (including post-effective amendments thereto, and other documents in connection therewith) and any registration statement to register additional securities pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as it or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       CAPACITY                          DATE
-------------------------------------------------  -------------------------------------------  -----------------

              /s/ ALLEN J. ANDERSON                Chairman and Chief Executive Officer           April 4, 1997
     --------------------------------------        (Principal Executive Officer)
                Allen J. Anderson

              /s/ MILTON K. REEDER                 President (Principal Financial Officer)        April 4, 1997
     --------------------------------------
                Milton K. Reeder

                /s/ JAIME SUAREZ                   Treasurer and Controller (Controller           April 4, 1997
     --------------------------------------        and Principal Accounting Officer)
                  Jaime Suarez

                /s/ C.E. CORNUTT                   Director                                       April 4, 1997
     --------------------------------------
               C.E. "Doc" Cornutt

                    SIGNATURE                                       CAPACITY                          DATE
-------------------------------------------------  -------------------------------------------  -----------------

              /s/ T. PATRICK DUNCAN                Director                                       April 4, 1997
     --------------------------------------
                T. Patrick Duncan

               /s/ PETER O. HANSON                 Director                                       April 4, 1997
     --------------------------------------
                 Peter O. Hanson

                /s/ JOHN S. MOODY                  Director                                       April 4, 1997
     --------------------------------------
                  John S. Moody

               /s/ JAMES M. POLLAK                 Director                                       April 4, 1997
     --------------------------------------
                 James M. Pollak

             /s/ KENNETH N. STENSBY                Director                                       April 4, 1997
     --------------------------------------
               Kenneth N. Stensby

                /s/ LEE W. WILSON                  Director                                       April 4, 1997
     --------------------------------------
                  Lee W. Wilson

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER            EXHIBIT
------            --------------------------------------------------------------------------
  1.1*          -- Underwriting Agreement.

  4.1           -- The Company's Third Amended and Restated Articles of Incorporation
                    (incorporated by reference to Exhibit 3.1 to the Company's Registration
                    Statement on Form S-11, Registration No. 333-02322).

  4.2           -- Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No.
                    333-02322).

  4.3           -- Form of Certificate of Common Stock, par value $.001 per share, of the
                    Company (incorporated by reference to Exhibit 4.1 to the Company's
                    Registration Statement on Form S-11, Registration No. 333-02322).

  4.4*          -- Form of Indenture.

  4.6*          -- Form of Senior Debt Security.

  4.7*          -- Form of Subordinated Debt Security.

  4.8*          -- Form of Deposit Agreement.

  4.9*          -- Form of Depositary Receipt.

  4.10*         -- Form of Warrant Agreement.

  4.11*         -- Form of Warrant Certificate.

 5**            -- Opinion of Ballard Spahr Andrews & Ingersoll

 8*             -- Opinion of Vinson & Elkins L.L.P. regarding certain tax matters.

12**            -- Computation of consolidated ratios of earnings to combined fixed charges and Preferred Stock dividends.

 23.1**         -- Consent of Arthur Andersen LLP.

 23.2           -- Consent of Ballard Spahr Andrews & Ingersoll (included in the opinion filed as Exhibit 5 to this Registration Statement).

 23.3*          -- Consent of Vinson & Elkins L.L.P. (included in the opinion filed as
                    Exhibit 8 to this Registration Statement).

 24.0           -- Power of Attorney of directors and officers (included in the signature pages to this Registration Statement).

 25.0*          -- Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of trustee.

------------------------

*   To be filed.

**  Filed herewith.